MUTUAL FUND CUSTODY AGREEMENT

                                   PBHG Funds

                            FIRST UNION NATIONAL BANK

                                Table of Contents

Paragraph                                                                   Page

1.   Definitions                                                            1
2.   Appointment                                                            3
3.   Delivery of Documents                                                  4
4.   Delivery and Registration of the Property                              4
5.   Voting and Other Rights                                                4
6.   Receipt and Disbursement of Money                                      5
7.   Receipt and Delivery of Securities                                     6
8.   Scope of Responsibilities as Foreign Custody Manager                   6
9.   Eligible Securities Depositories; Compliance with Rule 17f-7           10
10.  Foreign Market Transactions                                            10
11.  Pledge or Encumbrance of Securities or Cash                            10
12.  Segregated Account                                                     10
13.  Foreign Exchange                                                       11
14.  Lending of Securities                                                  11
15.  Overdrafts or Indebtedness                                             12
16.  Use of Domestic Depository or the Book-Entry System                    12
17.  Instructions Consistent With The Declaration, etc.                     14
18.  Transactions Not Requiring Instructions                                15
19.  Transactions Requiring Instructions                                    17
20.  Purchase and Sale of Securities                                        18
21.  Records                                                                20
22.  Cooperation with Accountants                                           20
23.  Reports to Fund by Independent Public Accountants                      20
24.  Confidentiality                                                        20
25.  Equipment                                                              21
26.  Right to Receive Advice                                                21
27.  Compensation                                                           21
28.  Representations                                                        22
29.  Performance of Duties and Standard of Care                             22
30.  Indemnification                                                        23
31.  Effective Period; Termination and Amendment                            24
32.  Successor Custodian                                                    25
33.  Notices                                                                25
34.  Further Actions                                                        25
35.  Additional Portfolios                                                  25
36.  Miscellaneous                                                          26


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ATTACHMENT A      Fees

ATTACHMENT B      Authorized Persons

ATTACHMENT C      Portfolios of the Fund

EXHIBIT A         Provision of Additional Information

EXHIBIT B         Eligible Securities Depositories

EXHIBIT C         List of Foreign Markets



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                          MUTUAL FUND CUSTODY AGREEMENT

     THIS AGREEMENT is made as of February 26, 2002, by and between PBHG Funds, a Delaware Business Trust (the "Fund"), and FIRST UNION NATIONAL BANK, a National Bank ("First Union").

1.   DEFINITIONS.

     "Authorized Person" means the Fund's President, Vice-President, Treasurer and any other person, whether or not that person is an officer or employee of the Fund, duly authorized by the Directors or Trustees of the Fund to give Proper Instructions on behalf of the Fund and listed on Attachment B hereto, which may be amended from time to time in writing.

     "Board" means the board of trustees or board of directors, as applicable, of the Fund.

     "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     "Business Day" shall mean any day on which First Union, the Book-Entry System, and relevant Depositories are open for business.

     "Country Risks" means the systemic risks arising from holding Foreign Assets in a particular country, including those arising from a country's financial infrastructure, prevailing custody and settlement practices; expropriation, nationalization or other governmental actions; and laws applicable to the safekeeping and recovery of assets held in custody in such country.

     "Depository" shall include the Book-Entry System, the Depository Trust Company, any other domestic securities depository, book-entry system or clearing agency registered with the SEC or its successor or successors and its nominee or nominees, and any other entity permitted to hold Securities under 1940 Act Rule 17f-4, and shall also mean any other registered clearing agency that acts as a securities depository, its successor or successors, specially identified in a certified copy of a resolution of the Fund's Directors or Trustees approving deposits by First Union therein. First Union shall hold Securities through a Depository only if (a) the Depository and any of its creditors may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to Securities except a claim of payment for their safe custody or administration, and (b) beneficial ownership of Securities may be freely transferred without the payment of money or value other than for safe custody or administration.

     "Eligible Foreign Custodian" means an Eligible Foreign Custodian as defined in Rule 17f-5(a)(1) under the 1940 Act or any other entity that the SEC qualifies as such by exemptive order, no-action relief, rule or other appropriate SEC action.


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     "Eligible Securities Depository" means an Eligible Securities Depository as defined in section (b)(1) of Rule 17f-7 under the 1940 Act or that has otherwise been made exempt pursuant to an SEC exemptive order.

     "First Union" shall include any office, branch or subsidiary of First Union National Bank, and shall include any banking or trust institution which acquires substantially all of the assets of First Union National Bank or into which First Union National Bank is merged or consolidated.

     "Foreign Assets" means any Portfolio's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

     "Foreign Custody Manager" means a Foreign Custody Manager as defined in Rule 17f-5(a)(3) under the 1940 Act.

     "Foreign Market" means each market so identified in Exhibit C hereto.

     "Portfolio" means each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets.

     "Proper Instructions" shall mean any notices, instructions or other instruments in writing First Union receives from an Authorized Person or from a person First Union reasonably believes to be an Authorized Person by letter, telex, facsimile transmission, First Union's on-line communication system, or any other method whereby First Union is able to verify with a reasonable degree of certainty the identity of the sender of the communications or the sender is required to provide a password or other identification code. Oral instructions will be considered Proper Instructions if First Union reasonably believes that an Authorized Person has given the oral instructions. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions that conflict with earlier Proper Instructions will supersede earlier Instructions unless First Union has already acted in reliance on the earlier Instructions.

     "Property" shall mean any and all Securities, cash, and other property of the Fund which the Fund may from time to time deposit, or cause to be deposited, with First Union or which First Union may from time to time hold for the Fund; all income of any Securities or other property; all proceeds of the sales of any Securities or other property; and all proceeds of the sale of securities issued by the Fund, which First Union receives from time to time from or on behalf of the Fund.

     "Rule 17f-5" means ss.270.17(f)-5 under the 1940 Act, as amended from time to time.

     "Rule 17f-7" means ss.270.17(f)-7 under the 1940 Act, as amended from time to time.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities" shall include, without limitation, any common stock and other equity securities; bonds, debentures and other debt securities; forwards, swaps, futures, derivatives,


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mortgages or other obligations; and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Securities Depository, Eligible Foreign Custodian, or Eligible Securities Depository).

     "Securities Depository" means any securities depository as defined in Rule 17f-4(c).

     "U.S. Bank" means a U.S. bank as defined in Rule 17f-5(a)(7) under the 1940 Act.

     "1940 Act" means the Investment Company Act of 1940, as amended.

2.   APPOINTMENT.

     a. Appointment as Custodian. The Fund is registered as an open-end management investment company under the 1940 Act, and the Fund desires to retain First Union to serve as the Fund's custodian and First Union is willing to furnish these services. The Fund hereby appoints First Union to act as custodian of its Securities, cash and other Property on the terms set forth in this Agreement. First Union accepts this appointment and agrees to furnish the services set forth below for the compensation as provided in Paragraph 29 of this Agreement.

     b. Appointment as Foreign Custody Manager. The Fund hereby appoints First Union as a Foreign Custody Manager to perform the responsibilities set forth in Paragraph 8 with respect to Foreign Assets, and First Union hereby accepts such appointment as a Foreign Custody Manager of the Fund.

3. DELIVERY OF DOCUMENTS. The Fund will promptly furnish to First Union copies, properly certified or authenticated, of contracts, documents and other related information that First Union may request or requires to properly discharge its duties. These documents may include but are not limited to the following:

     a. Resolutions of the Fund's Trustees authorizing the appointment of First Union as custodian of the Property of the Fund and approving this Agreement;

     b. Incumbency and signature certificates identifying and containing the signatures of the Fund's Authorized Persons;

     c. The Fund's most recent prospectus including all amendments and supplements thereto (the "Prospectus").

     The Fund will furnish First Union from time to time with copies of all amendments of or supplements to the foregoing, if any. The Fund also will furnish First Union with a copy of the opinion of counsel for the Fund on the validity of the shares of common stock or units of beneficial interest (the "Shares") of the Fund and the status of the Shares under the 1933 Act, and under any other applicable federal law or regulation.

4. DELIVERY AND REGISTRATION OF THE PROPERTY. The Fund will deliver or cause to be delivered to First Union all Property it owns, including cash received for the issuance of its Shares, at any time during the period of this Agreement, except for Securities and monies to be delivered to any subcustodian appointed pursuant to Paragraph 7. First Union will not be responsible for Securities and monies until First Union or any subcustodian actually receives them. All Securities delivered to First Union or to any subcustodian, Eligible Foreign Custodian, or Eligible Securities Depository (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund, in the name of First Union or any nominee of First Union (with or without indication of fiduciary status), in the name of any subcustodian or any nominee of a subcustodian appointed pursuant to Paragraph 7, any Eligible Foreign Custodian used pursuant to Paragraph 8, or any Eligible Securities Depository used pursuant to Paragraph 9, or shall be properly endorsed and in form for transfer satisfactory to First Union.

5.   VOTING AND OTHER RIGHTS.

     a. The Fund shall exercise voting and other rights and powers for all Securities, however registered. First Union's only duty shall be to mail for delivery on the next Business Day to the Fund any documents received, including proxy statements and offering circulars, with any proxies executed by the nominee for Securities registered in a nominee name. First Union reserves the right to provide any documents received, or parts thereof, in the language received. The Fund acknowledges that in certain countries First Union may be unable to vote individual proxies but be able only to vote proxies on a net basis. First Union shall vote or cause proxies to be voted only as expressly directed in writing pursuant to Proper Instructions of the Fund's Authorized Person. In the absence of Proper Instructions, neither First Union nor any subcustodian shall vote or cause proxies to be voted, and they shall expire without liability to First Union. First Union will not advise the Fund or act for the Fund in any legal proceedings, including bankruptcies, involving Securities the Fund holds or previously held or the issuers of these Securities, except as the Fund and First Union expressly agree upon in writing.

     b. First Union shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith and notices of exercise of call and put options the Fund writes and the maturity of futures contracts the Fund purchases or sells) First Union receives from issuers of the Securities the Fund holds, or from an Eligible Foreign Custodian or Eligible Securities Depository holding Foreign Assets of the Fund. For tender or exchange offers, First Union shall transmit promptly by facsimile to the Fund all written information First Union receives from issuers of the Securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer, or from an Eligible Foreign Custodian or Eligible Securities Depository holding Foreign Assets of the Fund. If the Fund desires to take action on any tender offer, exchange offer or any other similar transaction, the Fund shall notify First Union at least three business days before the date on which First Union is to take action [five business days if the tender offer, exchange offer, or other similar transaction involves a Foreign Asset] or upon the date the Fund first receives the notification, if later. Absent First Union's failure to promptly transmit such written information that it has received to the Fund, or absent First Union's timely receipt of Proper Instructions, First Union shall not be liable for failure to take any action relating to or to exercise any rights the Securities confer.

     c. First Union shall promptly notify the Fund of any rights or discretionary actions or of the date or dates by when the rights must be exercised or action must be taken provided that First Union has received, from the issuer, from persons making a tender or exchange offer, or from an Eligible Foreign Custodian or Eligible Securities Depository, or otherwise, timely notice

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of rights, discretionary corporate action, or dates. Absent actual receipt of this notice, First Union shall have no liability for failing to so notify the Fund.

     d. First Union shall retain shares with respect to tender offers for less than 5% of outstanding shares at less than 99% of the current market value, without obligation to provide notice of such offers.

6.   RECEIPT AND DISBURSEMENT OF MONEY.

     a. First Union shall open and maintain a custody account for the Fund (the "Account") subject only to draft or order by First Union acting pursuant to the terms of this Agreement, and shall hold in the Account, subject to the provisions in this Paragraph 6, all cash it receives by or for the Fund, other than cash the Fund maintains in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. First Union shall make payments of cash to, or for the account of, the Fund from cash only (i) for the purchase of Securities against delivery of such Securities except as provided in Paragraph 10; (ii) in the case of a purchase of Securities effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Paragraph 18; (iii) in the case of repurchase agreements entered into between the Fund and First Union, or another bank, or a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), either (a) against delivery of the Securities either in certificate form or through an entry crediting First Union's account at the Federal Reserve Bank with the Securities or (b) against delivery of the receipt evidencing the Fund's purchase of Securities First Union owns along with written evidence of First Union's agreement to repurchase the Securities from the Fund; (iv) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; the transfer may be effected before receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund; (v) for the payment of dividends or other distributions on shares declared pursuant to the governing documents of the Fund, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which the Fund is to bear under the terms of this Agreement, any Advisory Agreement, or any distribution or administration agreement; (vi) for payments in connection with the conversion, exchange or surrender of Securities the Fund owns or subscribes to and First Union holds or is to deliver ; (vii) to a subcustodian pursuant to Paragraph 7; (viii) for common expenses the Fund incurs in the ordinary course of its business, including but not limited to printing and mailing expenses, legal fees, accountants' fees, exchange fees; or (ix) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of the payment, setting forth the purpose for which the payment is to be made, declaring the purpose to be a proper purpose, and naming the person or persons to whom the payment is to be made.

     b. First Union is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

7.   RECEIPT AND DELIVERY OF SECURITIES.

     a. Except as provided in this Paragraph 7 and Paragraphs 8 and 9, First Union shall hold and segregate (physically, where Securities are held in certificate form) all Securities and

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non-cash Property it receives for the Fund. First Union will hold or dispose of all Securities and non-cash Property for the Fund pursuant to the terms of this Agreement. In the absence of Proper Instructions accompanied by a certified resolution of the Fund's Board authorizing the specific transaction, First Union shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any Securities and other Property, except in accordance with this Agreement. In no case may any director, trustee, officer, employee or agent of the Fund withdraw any Securities. First Union may, at its own expense, employ subcustodians for the receipt of certain non-Foreign Assets First Union is to hold for the account of the Fund pursuant to this Agreement; provided that each subcustodian has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such subcustodian agrees with First Union to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. First Union will be liable for acts or omissions of any subcustodian to the same extent that First Union is liable to the Fund under this Agreement. First Union shall employ subcustodians upon receipt of Proper Instructions, but only in accordance with an applicable vote of the Board of the Fund.

     b. When requested, First Union shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where Securities are transferred to the account of the Fund established at a Securities Depository or Book-Entry System, First Union shall also by book-entry or otherwise identify as belonging to the Fund (and a Portfolio) the quantity of Securities in a fungible bulk of Securities registered in the name of First Union (or its nominee) or shown in First Union's account on the books of a Securities Depository or Book-Entry System. At least monthly and from time to time, First Union shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

8.   SCOPE OF RESPONSIBILITIES AS FOREIGN CUSTODY MANAGER.

     a. AUTHORIZATION. Subject to the terms and conditions herein, First Union is hereby authorized to: (i) place and maintain Foreign Assets on behalf of the Fund with Eligible Foreign Custodians pursuant to a written contract determined appropriate by First Union in accordance with the terms and conditions herein and (ii) withdraw Foreign Assets from Eligible Foreign Custodians in accordance with the terms and conditions herein.

     b. SELECTION. First Union shall place and maintain Foreign Assets in the care of one or more Eligible Foreign Custodians. In performing its responsibilities to place and maintain Foreign Assets with an Eligible Foreign Custodian, First Union shall determine that the Eligible Foreign Custodian will hold Foreign Assets in the exercise of reasonable care, based on the standards applicable to custodians in the jurisdiction or market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

          (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, its security and data protection practices, and its settlement practices;

            (ii) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets and to protect Foreign Assets against the Eligible Foreign Custodian's insolvency;

            (iii) the Eligible Foreign Custodian's general reputation and standing; and

            (iv) whether the Fund will have jurisdiction over, and be able to enforce judgments against, the Eligible Foreign Custodian in the United States.

     c. CONTRACTS. First Union shall ensure that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with such Eligible Foreign Custodian. First Union shall determine that the written contract governing the foreign custody arrangements with each Eligible Foreign Custodian that First Union selects will provide reasonable care for Foreign Assets held by that Eligible Foreign Custodian. Each written contract will include terms that provide:

            (i) for indemnification and/or insurance arrangements that will adequately protect the Fund against the risk of loss of the Foreign Assets held in accordance with such contract;

            (ii) that the Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim for the Eligible Foreign Custodian's services under the contract or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

            (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value, other than payments for the Eligible Foreign Custodian's services under the contract;

            (iv) that the Eligible Foreign Custodian will maintain adequate records identifying the Foreign Assets held under the contract as belonging to a Portfolio or as being held by a third party for the benefit of a Portfolio;

            (v) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records;

            (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the account of a Portfolio or a third party account containing the Foreign Assets held for the benefit of a Portfolio; and

            (vii) that the Eligible Foreign Custodian will indemnify and hold harmless First Union (or its agent) or the Fund from and against any loss, expense, liability or claim incurred by First Union (or its agent) or the Fund to the

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                  extent such loss, expense, liability or claim arises from the
                  Eligible Foreign Custodian's negligence or willful misconduct.

or, in lieu of any or all of the terms set forth in (i) through (vi) above, such other terms that First Union determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above in their entirety.

     d. MONITORING. First Union will establish and maintain a system to monitor:
(i) the appropriateness of maintaining Foreign Assets with each Eligible Foreign Custodian; (ii) Material Changes to the Fund's foreign custody arrangements, as defined in paragraph (f) below; and (iii) the performance of the contracts described in subparagraph c. above (the "Monitoring System").

     e. WITHDRAWING FUND ASSETS. In the event that a foreign custody arrangement no longer meets the terms and conditions set forth in Rule 17f-5, First Union will promptly notify the Fund and will then act in accordance with the Fund's Proper Instructions with respect to the disposition of the affected Foreign Assets. Under exigent circumstances, however, First Union is authorized to withdraw Foreign Assets if, after first notifying the Fund, forty-eight (48) hours has passed without receiving a response to the notification from an Authorized Person.

     f. REPORTING REQUIREMENTS. First Union shall notify the Board of the placement of Foreign Assets with an Eligible Foreign Custodian and any Material Changes in the Fund's foreign custody arrangements by providing a written report to the Board at the end of each calendar quarter or at such times as the Fund's trustees deem reasonable and appropriate. With respect to Material Changes, First Union shall provide the Board with a written report promptly after the occurrence of the Material Change. Material Changes" include, but are not limited to: a decision to remove all Foreign Assets from a particular subcustodian; any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength; First Union's inability to perform its duties in accordance with the standard of care under this Paragraph 8; a change in control of an Eligible Foreign Custodian; the failure of an Eligible Foreign Custodian to comply with the standards in the Guidelines, the terms of Rule 17f-5, its contract governing the Fund's foreign custody arrangements; any material change in any contract governing the Fund's foreign custody arrangements; the failure of First Union or a foreign custody arrangement to meet the standards in Rule 17f-5 or the Guidelines; any event that may adversely affect First Union's ability to comply with the Guidelines or Rule 17f-5; and a material change in any information provided to the Board regarding First Union's expertise in foreign custody issues and risks, First Union's use of third party experts to perform its foreign custody responsibilities, the Board's ability to monitor First Union's performance, First Union's financial strength or its ability to indemnify the Fund.

     g. PROVISION OF INFORMATION. First Union shall provide to the Fund (or its investment adviser(s)) such information as is specified in Exhibit A hereto, as may be amended from time to time by the parties. The Fund hereby acknowledges that such information is solely designed to inform the Fund of market conditions and procedures, but is not intended to influence the Fund's investment decisions (or those of its investment adviser(s)). First Union will use reasonable care in gathering such information. First Union agrees to promptly notify the Fund (or its investment adviser(s)) at the time that First Union becomes aware of a material change to the information provided or if First Union learns that any information previously provided is incomplete or inaccurate. First Union will provide to the Fund (or its investment adviser(s)) upon reasonable request a written statement as may reasonably be required to document its compliance with the terms of this Agreement, as well as information regarding the following factors: (i) First Union's expertise in foreign custody issues and risks; (ii) First Union's use of third party experts to perform its foreign custody responsibilities; (iii) the Board's ability to monitor First Union's performance; and (iv) First Union's financial strength and its ability to indemnify the Fund if necessary. With respect to each Eligible Foreign Custodian employed by the Fund under Paragraph 8.i below, First Union agrees to provide to the Fund (or its investment adviser(s)) any information it possesses regarding Country Risk or the risks associated with placing or maintaining Foreign Assets with the Eligible Foreign Custodian.

     h. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER. In performing its delegated responsibilities as the Fund's Foreign Custody Manager, First Union agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of a Portfolio's Foreign Assets under the 1940 Act would exercise. In particular, regardless of whether assets are maintained in the custody of an Eligible Foreign Custodian or an Eligible Securities Depository, First Union shall be liable to the Fund for the acts or omissions of an Eligible Foreign Custodian where that Eligible Foreign Custodian has not acted with reasonable care.

     i. DIRECTION OF ELIGIBLE FOREIGN CUSTODIANS. The Fund may direct First Union to place and maintain Foreign Assets with a particular Eligible Foreign Custodian. In such event, First Union will have no duties under this Paragraph 8 with respect to such arrangement, except those included under Paragraph 8.g and those that it may undertake specifically in writing.

     j. BEST CUSTOMER. If at any time First Union is or becomes a party to an agreement to serve as Foreign Custody Manager to an investment company that provides for either: (i) a standard of care with respect to the selection of Eligible Foreign Custodians in any jurisdiction higher than that set forth in Paragraph 8.a., or (ii) a standard of care with respect to exercise of First Union's duties other than that set forth in Paragraph 8.b., First Union agrees to notify the Fund of this fact and to raise the applicable standard of care hereunder to the standard specified in such other agreement.

     k. CONDITION PRECEDENT. As a condition precedent to First Union's performance under this Paragraph 8, the Fund shall deliver to First Union a certificate from the Fund's secretary containing the resolution of the Board regarding the Board's determination that it is reasonable to rely on First Union to perform the responsibilities delegated pursuant to this Agreement to First Union as Foreign Custody Manager of the Fund.

     l. LIMITATIONS. First Union shall have only such duties as are expressly set forth herein. In no event shall First Union be liable for any Country Risks associated with investments in a particular country.

     m. REPRESENTATIONS WITH RESPECT TO RULE 17F-5. First Union represents to the Fund that it is a U.S. Bank.

9. ELIGIBLE SECURITIES DEPOSITORIES; COMPLIANCE WITH RULE 17f-7. First Union shall provide an analysis of the custody risks associated with maintaining the Fund's Foreign Assets with each

Eligible Securities Depository prior to the initial placement of the Fund's Foreign Assets at such Depository and at which any Foreign Assets of the Fund are held or are expected to be held. First Union shall monitor the custody risks associated with maintaining the Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund and its advisers of any material changes in such risks. First Union shall exercise reasonable care, prudence and diligence in performing the requirements set forth in this Paragraph. Based on the information available to it in the exercise of the foregoing standard of care, First Union shall determine the eligibility under Rule 17f-7 of each Depository before including it on Exhibit B hereto and shall promptly advise the Fund (and its investment adviser(s)) if any Eligible Securities Depository ceases to be eligible and will withdraw the Fund's foreign assets from the depository as soon as reasonably practical. For purposes of this Paragraph 9, the Fund (and its investment adviser(s)) shall be deemed to have considered the Country Risk as is incurred by placing and maintaining Foreign Assets in each country in which each such Eligible Securities Depository operates. First Union's responsibilities under this Paragraph 9 shall not include, or be deemed to include, any evaluation of Country Risks associated with investment in a particular country.

10. FOREIGN MARKET TRANSACTIONS. The Fund agrees that all settlements of Foreign Assets transactions shall be transacted in accordance with the local laws, customs, market practices and procedures to which Eligible Foreign Custodians and Eligible Securities Depositories are subject in each Foreign Market, including, without limitation, delivering Foreign Assets to the purchaser, dealer, or an agent for such purchaser or dealer, with the expectation of receiving later payment for the Foreign Assets from the purchaser, dealer, or agent. First Union shall provide a report of settlement practices in Foreign Markets as described in Exhibit A.

11. PLEDGE OR ENCUMBRANCE OF SECURITIES OR CASH. Except as provided in this Agreement, First Union may not pledge, assign, hypothecate or otherwise encumber Securities or cash in any Account without the Fund's prior written consent.

12. SEGREGATED ACCOUNT. First Union shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities that First Union maintains in an account pursuant to Paragraph 6: (i) in accordance with the provisions of any agreement among the Fund, First Union and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with Fund transactions, (ii) for purposes of segregating cash or government securities in connection with options the Fund purchases, sells or writes or commodity futures contracts or options thereon that the Fund purchases or sells, (iii) for the purposes of the Fund's compliance with the procedures set out in 1940 Act Release No. 10666, or any subsequent release or releases of the SEC relating to registered investment companies' maintenance of segregated accounts; and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of the segregated account and declaring the purposes to be proper corporate purposes.

13.  FOREIGN EXCHANGE.

     a. For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide First Union with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in the currency of the Fund's home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. First Union shall provide the Fund with immediately available funds, which result from the actual settlement of all sale transactions each day, based upon advices First Union receives from the Fund's Eligible Foreign Custodians and Eligible Securities Depositories. Such funds shall be in the currency of the Fund's home jurisdiction or such other currency as the Fund may specify to First Union.

     b. Any foreign exchange transaction First Union effects in connection with this Agreement may be entered with First Union acting as principal or otherwise through customary banking channels. The Fund may issue standing Proper Instructions with respect to foreign exchange transactions but First Union may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. In particular (and except to the extent that this paragraph is inconsistent with paragraphs 8 or 9), the Fund shall bear the risks that (i) a transfer to, by or for the account of the Fund of Securities or cash held outside the Fund's jurisdiction or denominated in a currency other than its home jurisdiction, or (ii) the conversion of cash from one currency into another, may be prohibited, limited, or be subject to burdens or costs, because of (w) Eligible Securities Depository rules or procedures, (x) exchange controls, (y) asset freezes, or (z) other laws, rules, regulations or orders. First Union shall not be obligated to substitute another currency for a currency (including a currency that is a component of a composite currency unit such as the Euro) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. First Union shall not be liable to the Fund of any loss resulting from any of the foregoing events.

14.  LENDING OF SECURITIES.

     a. Promptly after the Fund or its agent lends Securities in the Fund's account, the Fund shall deliver or cause to be delivered to First Union a certificate specifying (a) the name of the issuer and the title of the Securities; (b) the number of shares or principal amount loaned; (c) the date of the loan and delivery; (d) the total amount to be delivered to First Union against the loan of the Securities, including the amount of the cash collateral and the premium, if any, separately identified; and (e) the name of the broker-dealer or financial institution to which the loan was made. First Union shall not lend Securities except as the Fund or its agent instructs. First Union shall deliver Securities so designated to the broker-dealer or financial institution to which the loan was made upon the receipt of the total amount designated as to be delivered against the loan of Securities. First Union may accept payment in connection with a delivery otherwise than through the Book-Entry System or a Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or First Union drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in Securities.

     b. Promptly after each termination of a loan of Securities, the Fund shall deliver to First Union a certificate specifying (a) the name of the issuer and the title of the Securities to be returned; (b) the number of shares or principal amount to be returned; (c) the date of termination; (d) the total amount First Union is to deliver, including the amount of the cash collateral less any offsetting credits as described in the certificate; (e) the name of the broker-dealer or financial institution from which the Securities will be returned; and (f) whether the return is to be effected through the Book-Entry System or a Depository. First Union shall receive all Securities returned from a broker-dealer or other financial institution to which the Securities were loaned, and upon receipt thereof shall pay the total amount payable upon the return of the Securities as set forth in the certificate. Securities returned to First Union shall be held as they were before the loan.

15. OVERDRAFTS OR INDEBTEDNESS. If First Union in its sole discretion advances funds in any currency hereunder or if there shall arise for whatever reason an overdraft in a Fund (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if the Fund is for any other reason indebted to First Union, the Fund agrees to repay First Union on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate First Union ordinarily charges to its institutional custody customers in the relevant currency. To secure repayment of the Fund's and each third party's obligations to First Union hereunder, the Fund hereby pledges and grants to First Union a continuing lien and security interest in, and right of set off against, all of the Fund's right, title and interest in and to (a) all accounts in the Fund's name and the securities, money and other property now or hereafter held in such accounts (including the proceeds thereof), (b) each account in respect of which, or for whose benefit the advance, overdraft or indebtedness relates and the securities, money and other property now or hereafter held in such account (including the proceeds thereof), and (c) any other property at any time First Union holds for the account of the Fund. In this regard, First Union shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations then in effect.

16.  USE OF DOMESTIC DEPOSITORY OR THE BOOK-ENTRY SYSTEM.

     a. The Fund shall deliver to First Union a certified resolution of the Directors or Trustees of the Fund approving, authorizing and instructing First Union on a continuous and ongoing basis, until First Union actually receives Proper Instructions to the contrary, (i) to deposit in a Depository or the Book-Entry System all Securities of the Fund eligible for deposit therein and
(ii) to use a Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation, settlements of the Fund's purchases and sales of Securities, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of this use, it is agreed that the following provisions shall apply thereto:

     b. Securities and any cash of the Fund deposited in a Securities Depository or Book-Entry System or subcustodian will at all times (1) be represented in an account of First Union in the Securities Depository or Book-Entry System (the "Account") and (2) be segregated from any assets and cash First Union controls in other than a fiduciary or custodian capacity but may be commingled with other assets held in these capacities. Securities and cash First Union deposits in a Depository or Book-Entry System will be held subject to the rules, terms and conditions of the Depository or Book-Entry System. Securities and cash held through subcustodians shall be held subject to the terms and conditions of First Union's agreements with the subcustodians. First Union shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, the Book-Entry System, or subcustodians. First Union shall not be responsible for Securities or cash until actually received. First Union will effect payment for Securities and receive and deliver Securities in accordance with accepted industry practices as set forth in (c) below, unless the Fund has given First Union Proper Instructions to the contrary.

     c. First Union shall pay for Securities purchased for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book-Entry System that the Securities have been transferred to the Fund, and (ii) the making of an entry on the records of First Union to reflect the payment and transfer for the account of the Fund. Upon receipt of Proper Instructions, First Union shall transfer Securities sold for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book-Entry System that payment for the Securities has been transferred to the Account, and (ii) the making of an entry on the records of First Union to reflect the transfer and payment for the account of the Fund. Copies of all advices from the Securities Depository or Book-Entry System of transfers of Securities for the account of the Fund shall identify the Fund, and First Union shall maintain these copies for the Fund and provide them to the Fund at its request.

     d. First Union shall provide the Fund with any report First Union obtains on the Securities Depository or Book-Entry System's accounting system, internal accounting controls and procedures for safeguarding Securities deposited in the Securities Depository or Book-Entry System.

     e. All books and records First Union maintains that relate to the Fund's participation in a Securities Depository or Book-Entry System will at all times during First Union's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

     f. Notwithstanding anything to the contrary in this Agreement, First Union shall be liable to the Fund for any loss or damage to the Fund resulting from any gross negligence, misfeasance or misconduct of First Union or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book-Entry Systems or from failure of First Union or any agent to enforce effectively the rights it may have against the Securities Depository or Book-Entry System; at the election of the Fund on a case by case basis , it shall be entitled to be subrogated to the rights of First Union for any claim against the Securities Depository or Book-Entry System or any other person that First Union may have as a consequence of any loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

17.  INSTRUCTIONS CONSISTENT WITH THE DECLARATION, ETC.

     a. Unless otherwise provided in this Agreement, First Union shall act only upon Proper Instructions. First Union may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of the Declaration or By-Laws of the Fund or any vote or resolution of the Fund's Trustees, or any committee thereof. First Union shall be entitled to rely upon any Proper Instructions it actually receives pursuant to this Agreement and which it reasonably believes an Authorized Person has given. The Fund agrees that First Union shall incur no liability in acting in good faith upon Proper Instructions that First Union reasonably believes an Authorized Person has given to First Union. The Fund agrees to forward to First Union Proper Instructions confirming oral instructions by the close of business of the same day that the oral instructions are given to First Union. However, the Fund agrees that where First Union does not receive confirming Proper Instructions or receives contrary Proper Instructions, the validity or enforceability of transactions the oral instructions authorize and which First Union carries out shall not be affected.

     b. In accordance with instructions from the Fund, as accepted industry practice requires or as First Union may elect in effecting Proper Instructions, First Union shall be deemed to make a loan to the Fund, payable on demand, bearing interest at a rate it customarily charges for similar loans, when First Union advances cash or other Property, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities the Fund owes to First Union, or to any other party that has secured judgment in a court of law against the Fund which creates an overdraft in the accounts or over-delivery of Property.

     c. The Fund agrees that test arrangements, authentication methods or other security devices to be used for Proper Instructions which the Fund may give by telephone, telex, TWX, facsimile transmission, bank wire or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of the arrangements, methods or devices as First Union may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which First Union makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage First Union or the Fund incurs as a result of First Union's acting in accordance with instructions from any unauthorized person using the proper security device unless the loss, liability or damage was incurred as a result of First Union's gross negligence or willful misconduct. First Union may, but is not obligated to, electronically record any instructions given by telephone and any other telephone discussions about the Account.

18. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. First Union is authorized to take the following action without Instructions:

     a. COLLECTION OF INCOME AND OTHER PAYMENTS. First Union shall:

     i. collect and receive on a timely basis for the account of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Fund, and promptly advise the Fund of the receipt and shall credit the income, as collected, to the Fund. Without limiting the generality of the foregoing, First Union shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on Securities held hereunder. Income due the Fund on Securities loaned pursuant to the provisions of Paragraph 16 shall be the responsibility of the Fund. First Union will have no duty or responsibility in connection therewith, other than to provide the Fund with information or data as may be necessary to assist the Fund in arranging for the timely delivery to First Union of the income to which the Fund is properly entitled. From time to time, First Union may elect, but shall not be so obligated, to credit the Account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving the same from a payor, central depository, broker or other agent the Fund or First Union employs. Any such crediting and posting shall be at the Fund's sole risk, and First Union shall be authorized to reverse any advance posting in the event First Union does not receive good funds from any payor, central depository, broker or agent of the Fund;

     ii. endorse and deposit for collection in the name of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

     iii. receive and hold for the account of the Fund all Securities the Fund receives as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any Securities of the Fund First Union holds hereunder;

     iv. present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable on the date the Securities become payable;

     v. take any action which may be necessary and proper in connection with the collection and receipt of the income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;

     vi. effect an exchange of the shares where the par value of stock is changed, and to surrender Securities at maturity or when advised of an earlier call for redemption or when Securities otherwise become available, against payment therefor in accordance with accepted industry practice. The Fund understands that First Union subscribes to one or more nationally recognized services that provide information on calls for redemption of bonds or other corporate actions. First Union shall transmit promptly to the Fund written information with respect to materials received by First Union (or its agent) via Eligible Foreign Custodians from issuers of the foreign securities being held for the Fund (such as pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers on foreign securities, First Union shall transmit promptly to the Fund written information with respect to materials so received by First Union from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. First Union will use reasonable care in facilitating the exercise of voting and other shareholder rights by the Fund, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights. Subject to the foregoing acknowledgement and the standard of care to which First Union is held under this Agreement, First Union shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless First Union receives Proper Instructions from the Fund with regard to the exercise of any such right or power at least two New York business days before the date on which First Union is to take action to exercise such right or power.

     First Union shall have no duty to notify the Fund of any rights, duties, limitations, conditions or other information set forth in any Security (including mandatory or optional put, call and similar provisions), but First Union shall forward to the Fund any notices or other documents subsequently received in regard to any security. When fractional shares of stock of a declaring corporation are received as a stock distribution, unless specifically instructed to the contrary in writing, First Union is authorized to sell the fraction received and credit the Fund's account. Unless specifically instructed to the contrary in writing, First Union is authorized to exchange Securities in bearer form for Securities in registered form. If the Fund owns Property that is registered in the name of a nominee of First Union and the issuer of any such Property calls the Property for partial redemption, First Union is authorized to allot the called portion to the beneficial holders of the Property in a manner it deems fair and equitable in its sole discretion;

     vii. forward to the Fund copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of First Union, are intended for the Fund as the beneficial owner of Securities; and

     viii. execute, as First Union, any certificates of ownership, affidavits, declarations or other certificates for all foreign governments, federal and state tax purposes in connection with the collection or receipt of income, bond and note coupons, or other payments from Securities or in connection with transfers of Securities.

     b. MISCELLANEOUS TRANSACTIONS. First Union is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

     i. for examination by a broker selling for the Account of the Fund in accordance with street delivery custom;

     ii. for the exchange of interim receipts or temporary Securities for definitive securities; and

     iii. for transfer of Securities into the name of the Fund or First Union or a nominee of either, or to the issuer thereof for exchange of Securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any case, the new Securities are to be delivered to First Union.

19. TRANSACTIONS REQUIRING INSTRUCTIONS. In addition to the actions requiring Proper Instructions set forth in this Agreement, upon receipt of Proper Instructions and not otherwise, First Union, directly or through the use of a Depository or the Book-Entry System, shall:

     a. Execute and deliver to the persons as may be designated in Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

     b. Deliver any Securities held for the Fund against receipt of other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     c. Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence delivery;

     d. Make transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in the instructions to effectuate any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

     e. Release Securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan the Fund incurs; provided, however, that securities shall be released only upon payment to First Union of the monies borrowed or upon receipt of adequate collateral as the Fund and First Union agree, which may be in cash or obligations issued by the U.S. government, its agencies, or instrumentalities, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay the loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

     f. Deliver Securities in accordance with the provisions of any agreement among the Fund, First Union and a broker-dealer registered under the Exchange Act and a member of the NASD relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with Fund transactions;

     g. Deliver Securities in accordance with the provisions of any agreement among the Fund, First Union and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with Fund transactions;

     h. Surrender, in connection with their exercise, warrants, rights or similar Securities, provided that in each case, the new Securities and cash, if any, are to be delivered to First Union;

     i. Deliver Securities upon receipt of payment for any repurchase agreement the Fund enters into;

     j. Deliver Securities pursuant to any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the Securities to be delivered, setting forth the purpose for which the delivery is to be made, declaring the purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of the Securities shall be made; and

     k. Deliver Securities held for the Fund pursuant to separate security lending agreements concerning the lending of the Fund's Securities into which the Fund may enter, from time to time.

20.  PURCHASE AND SALE OF SECURITIES.

     a. Promptly after the investment adviser (or any sub-adviser) purchases Securities, the Fund shall deliver to First Union (as custodian) Proper Instructions specifying for each purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon the purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Portfolio of the Fund for which the purchase was made. First Union shall upon receipt of Securities purchased by or for the Fund pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in Proper Instructions.

     b. Promptly after the investment adviser (or any sub-adviser) sells Securities, the Fund shall deliver to First Union (as Custodian) Proper Instructions, specifying for each sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the dates of sale and settlement, (d) the sale price per unit, (e) the total amount payable to the Fund upon sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the Portfolio of the Fund for which the sale was made. First Union shall deliver the Securities upon receipt of the total amount payable to the Fund upon sale, provided that the same conforms to the total amount payable as set forth in Proper Instructions. Subject to the foregoing, First Union may accept payment in any form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     c. The Fund understands that when First Union is instructed to deliver Securities against payment, delivery of the Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes full responsibility for all credit risks involved in connection with First Union's delivery of Securities pursuant to instructions of the Fund.

     d. Upon the Fund's Proper Instructions, First Union shall purchase or sell Securities and is authorized to use any broker or agent in connection with these transactions, but shall use affiliates of First Union only as the Fund directs. First Union shall not be liable for the acts or omissions of any broker or agent (except an affiliate of First Union). Upon the Fund's Proper Instructions (which may include standing instructions), First Union shall also invest cash balances in certificates of deposit, savings accounts or other similar instruments First Union issues or in money market or other mutual funds for which First Union or an affiliate may serve as investment adviser, administrator, custodian, shareholder servicing agent, or other capacity notwithstanding that First Union or its affiliate collects fees from these mutual funds for providing the services.

     e. Except as otherwise provided by law, a cash account (including subdivisions of accounts maintained in different currencies) shall constitute one single and indivisible Account. Consequently, First Union has the right, among others, to transfer the balance of any subaccount of a cash account to any other subaccount at any time and without prior notice.

     f.(i) For puts and calls traded on securities exchanges, Nasdaq, or over-the-counter, First Union shall take action as to put options and call options the Fund purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among First Union, any broker-dealer that is a member of the NASD, and, if necessary, the Fund, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

     (ii) Unless another agreement requires it to do so, First Union shall be under no obligation or duty to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall First Union be under any obligation or duty to present the option to the broker for exercise unless it receives Proper Instructions from the Fund. First Union shall have no responsibility for the legality of any put or call option sold on the Fund's behalf, the propriety of any purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from any account. First Union specifically, but not by way of limitation, shall not be under any obligation or duty to: (x) periodically check with or notify the Fund that the amount of collateral a broker holds is sufficient to protect the broker or the Fund against any loss;
(y) effect the return of any collateral delivered to a broker; or (z) advise the Fund that any option it holds has expired or is about to expire, subject tot he requirement of Paragraph 5(b) to promptly transmit notices. These obligations and duties shall be the Fund's sole responsibility.

     (iii) For puts, calls, and futures traded on commodities exchanges, First Union shall take action as to put options and call options the Fund purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among First Union, any futures commission merchant registered under the Commodity Exchange Act, and the Fund, relating to compliance with rules of the Commodity Futures Trading Commission and/or any Contract Market, or of any similar organization or organizations, regarding account deposits for the Fund's transactions.

     (iv) First Union's responsibility as to futures, puts, and calls traded on commodities exchanges, any futures commission merchant account, and any account of the Fund shall be limited as set forth in subparagraph (f)(ii) of this Paragraph 18 as if the subparagraph referred to futures commission merchants rather than brokers, and futures and puts and calls thereon instead of options.

21. RECORDS. The books and records pertaining to the Fund that are in the possession of First Union shall be the property of the Fund. First Union shall prepare and maintain these books and records as the 1940 Act and other applicable federal securities laws and rules and regulations require. The Fund or the Fund's authorized representatives shall have access to First Union's books and records pertaining to the Fund at all times during First Union's normal business hours, and First Union shall surrender these books and records to the Fund promptly upon request. Upon reasonable request of the Fund, First Union shall provide copies of any books and records to the Fund or the Fund's authorized representative at the Fund's expense.

22. COOPERATION WITH ACCOUNTANTS. First Union shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to the accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's Form N-1A, Form N-SAR, and other reports to the SEC and for any other requirement of the SEC.

23. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. First Union shall provide the Fund, at such times as the Fund may reasonably require, with reports from First Union's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding Securities, futures contracts and options on futures contracts, including Securities deposited and/or maintained in a Securities Depository or Book-Entry System, relating to the services First Union provides under this Agreement. These reports shall be of sufficient scope and in sufficient detail as the Fund may reasonably require to provide reasonable assurance that the examination would disclose any material inadequacies and, if there are no material inadequacies, the reports shall so state.

24. CONFIDENTIALITY. First Union agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information related to the Fund and its prior, present or potential Shareholders, and to the investment adviser and its prior, present or potential customers, and not to use these records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to the Fund and the Fund's written approval. The Fund shall not unreasonably withhold this approval, and may not withhold its approval where First Union may be exposed to civil or criminal contempt proceedings for failure to comply, when duly constituted authorities request First Union to divulge this information, or when the Fund so requests. Nothing contained herein, however, shall prohibit First Union from advertising or soliciting the public generally for other products or services, regardless of whether the advertisement or solicitation may include prior, present or potential shareholders of the Fund.

25.  EQUIPMENT.

     a. First Union represents and warrants that each and every commercial and noncommercial hardware, software, and firmware used with any services provided under this Agreement shall, at no additional costs to the Fund, be able to store and process accurately any and all date and date-related data (including, but not limited to processing leap year calculations and processing any other dates with unique digit arrangements such as, by way of example, 9/9/99). These representations and warranties shall be in effect so long as First Union provides the services under this Agreement for the Fund's benefit.

     b. First Union shall notify the Fund of any errors, omissions or interruptions in, or delay or unavailability of First Union's ability to safeguard and hold Securities and cash in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible at no less or additional expense to the Fund.

     c. In the event of equipment failures beyond First Union's control, First Union shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. First Union shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for back-up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

26.  RIGHT TO RECEIVE ADVICE.

     a. If First Union shall be in doubt as to any action it may take or omit to take, it may request, and shall receive, from the Fund clarification or advice. If First Union shall be in doubt as to any question of law involved in any action it may take or omit to take, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or First Union, at the option of First Union). If First Union receives conflicting advice from the Fund and from counsel of its choosing, First Union shall be entitled to rely on and follow the advice of its counsel, and shall be fully protected for anything it does or omits to do in good faith in conformity with this advice.

     b. First Union shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraph (a) of this Paragraph 28 which First Union, after receipt of any directions or advice, in good faith believes to be consistent with these directions or advice. However, nothing in this Paragraph shall be construed as imposing upon First Union any obligation (i) to seek directions or advice, or
(ii) to act in accordance with directions or advice when received, unless, under the terms or another provision of this Agreement, the same is a condition to First Union's properly taking or omitting to take action. Nothing in this subparagraph shall excuse First Union when an action or omission on the part of First Union constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

27.  COMPENSATION.

     As compensation for the services described in this Agreement that First Union shall provide during the term of this Agreement, the Fund will pay to First Union (a) monthly fees as outlined in Attachment A, and (b) out-of-pocket expenses, including but not limited to all costs associated with the conversion of the Fund's Securities to First Union's systems hereunder and the transfer of Securities and records kept in connection with this Agreement, reimbursement of any taxes or other charges which may be imposed upon the Fund or its income and fees, or on First Union in connection with any acquisition, holding, sale, transfer, delivery, or receipt of Securities or cash under this Custody Agreement (other than income or other taxes imposed upon First Union in connection with its provision of the custodial services contemplated hereunder); and expenses of third parties providing services to the Fund (other than services of third parties as are already compensated as described in this Agreement), including the services of legal counsel (other than as described in Paragraph 28) and independent accountants, appraisers, and brokers. These fees and charges will be payable quarterly in arrears.

28.  REPRESENTATIONS.

     a. The Fund hereby represents to First Union that (i) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance under this Agreement. First Union hereby represents to the Fund that (i) it is a U.S. bank with the full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; and (ii) this Agreement has been duly authorized, executed and delivered by First Union, constitutes a valid and legally binding obligation of First Union enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on First Union prohibits First Union's execution or performance of this Agreement; and (iii) First Union has established, and agrees to maintain during the term of this Agreement, the Monitoring System.

     b. First Union hereby represents and warrants that each and every commercial and noncommercial hardware, software, firmware, mechanical, or electrical product ("Products") used, created, assembled, manufactured, developed, or modified in connection with any goods or services offered or provided under this Agreement shall, at no additional costs to the Fund, be able to store and process accurately any and data reflected in the currency unit of the European Monetary Union, the Euro, and related to the Euro (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting and sequencing). The Fund may, at no additional cost, require First Union to demonstrate compliance and/or compliance techniques and test procedures it intends to follow or evidence of compliance by First Union and relevant third party vendors, consistent with the Euro related representations, warranties and obligations contained herein. These representations and warranties shall be in effect so long as the service(s) or Product(s) provided under this Agreement are used by First Union or provided by First Union for the benefit of the Fund.

29.  PERFORMANCE OF DUTIES AND STANDARD OF CARE.

     a. Except as stated in Paragraphs 8 and 9 of this Agreement, in the performance of its duties hereunder, First Union shall be obligated to exercise care and diligence and act in good faith to ensure the accuracy and completeness of all services performed under this Agreement.

     b. First Union shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as First Union may specifically agree to in writing.

     c. First Union may enter into subcontracts, agreements and understandings with affiliates, whenever and on any terms and conditions as it deems necessary or appropriate to perform its services under this Agreement, consistent with the 1940 Act and other applicable law. No subcontract, agreement or understanding shall discharge First Union from its obligations under this Agreement.

     d. First Union shall not be obligated to execute any of the Fund's Proper Instructions if First Union believes that to do so will or may contravene any law or regulation, any relevant market practice, or First Union's general practice in performing custody services. The Fund hereby agrees to hold First Union harmless from loss, claims, liability or expense asserted against First Union as a result of any contravention undertaken at the Fund's request.

     e. Except as stated in Paragraphs 8 and 9 of this Agreement, First Union shall be responsible for its own grossly negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, First Union shall not be liable for any act or commission that does not constitute willful misfeasance, bad faith, or gross negligence on the part of First Union or any subcustodian it appoints or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, First Union in connection with its duties under this Agreement, so long as and to the extent it is in the exercise of reasonable care, shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (i) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which First Union reasonably believes to be genuine, (ii) the validity of the issue of any Securities the Fund purchases or sells, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (iii) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (iv) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor,
(v) the legality of the declaration or payment of any dividend or distribution on Shares, or (vi) delays or errors or loss of data occurring by reason of circumstances beyond First Union's control, including acts of civil or military authority, acts of terrorism, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 23), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation systems, communication systems or power supply.

     f. The Fund assumes full responsibility for insuring that the contents of each Registration Statement of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

30. INDEMNIFICATION. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless First Union and its nominees from all taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements, arising directly or indirectly from any action or thing which First Union takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund given in accordance with the terms of this Agreement, or (ii) upon Proper Instructions; provided, however, that neither First Union nor any of its nominees or subcustodian shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to this liability) arising out of (x) First Union's or its nominee's or subcustodian's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement or any agreement between First Union and any nominee or subcustodian or (y) First Union's own negligent failure to perform its duties under this Agreement. First Union similarly agrees to indemnify and hold harmless the Fund from all liabilities and expenses arising directly or indirectly from First Union's or its nominee's or sub-custodian's willful misfeasance, bad faith, gross negligence or reckless disregard in performing its duties under this agreement. If First Union advances any cash for any purpose resulting from Proper Instructions, or if First Union or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard of its duties under this Agreement or any agreement between First Union and any nominee or subcustodian, the Fund shall promptly reimburse First Union for the advance of cash or taxes, charges, expenses, assessments, claims or liabilities.

31. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided. The parties may mutually agree to amend this Agreement at any time. Either party may terminate this Agreement by an instrument in writing delivered or mailed, postage prepaid to the other party, the termination to take effect not sooner than sixty (60) days after the date of delivery or mailing; provided, however, that First Union shall not act under Paragraph 18 in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Fund has approved the initial use of a particular Securities Depository or Book-Entry System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board has reviewed the Fund's use of the Securities Depository and/or Book-Entry System, as Rule 17f-4 under the 1940 Act requires, nor shall First Union act under Paragraph 8 in the absence of receipt of a certificate from the Fund's secretary containing the resolution of the Board regarding the Board's determination that it is reasonable to rely on First Union to perform the responsibilities delegated pursuant to this Agreement to First Union as Foreign Custody Manager of the Fund, provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for First Union by giving notice as described above to First Union or (ii) immediately terminate this Agreement in the event the Comptroller of the Currency appoints a conservator or receiver for First Union or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Fund shall pay to First Union all compensation as may be due as of the date of termination and shall likewise reimburse First Union for its costs, expenses and disbursements.

32. SUCCESSOR CUSTODIAN. If the Board shall appoint a successor custodian, First Union shall, upon termination, deliver to the successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all Securities it then holds under this Agreement and shall transfer to an account of the successor custodian all of the Fund's Securities held in a Securities Depository, Book-Entry System, Eligible Securities Depository, or Eligible Foreign Custodian. If the Fund does not deliver to First Union a written order designating a successor custodian or certified copy of a vote of the Board on or before the date when the termination shall become effective, First Union shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, monies, and other Property First Union holds and all instruments First Union holds relative thereto and all other Property it holds under this Agreement and to transfer to an account of the successor custodian all of the Fund's Securities held in any Securities Depository, Book-Entry System, Eligible Securities Depository, or Eligible Foreign Custodian. Thereafter, that bank or trust company shall be the successor of First Union under this Agreement. If Property of the Fund remains in the possession of First Union after the date of termination of this Agreement owing to the Fund's failure to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, First Union shall be entitled to fair compensation for its services during the period First Union retains possession of the Property and the provisions of this Agreement relating to the duties and obligations of First Union shall remain in full force and effect.

33. NOTICES. All notices and other communications ("Notice" or "Notices" in this Paragraph) hereunder shall be in writing and shall first be sent by telegram, cable, telex, or facsimile sending device, and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to First Union, at First Union's address, 123 S. Broad Street, PA4942, Philadelphia, PA 19109; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at another address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, of if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. The sender shall pay all postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice.

34. FURTHER ACTIONS. Each party agrees to perform further acts and execute further documents as are necessary to effectuate the purposes of this Agreement.

35. ADDITIONAL PORTFOLIOS. In the event that the Fund establishes one or more portfolios of a Fund in addition to the Portfolios listed on Attachment C, for which it desires First Union to render services as custodian under the terms hereof, it shall so notify First Union in writing, and if the Custodian agrees in writing to provide these services, the portfolios shall become a Portfolio hereunder.

36. MISCELLANEOUS. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the parties hereto. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law. If a court decision, statute, rule or otherwise holds or invalidates any provision of this Agreement, the remainder of this Agreement shall not be affected. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. The Fund's Articles of Incorporation or Declaration of Trust is on file with the Secretary of the [State/Commonwealth of Delaware]. The Fund's officers have executed this Agreement on behalf of the Fund as officers and not individually and the obligations this Agreement imposes upon the Fund are not binding upon any of the Fund's Directors or Trustees, officers or shareholders individually but are binding only upon the assets and Property of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused their officers designated below to execute this Agreement as of the day and year first above written.

                  PBHG FUNDS

Attest:/s/        By:  /s/ Lee T. Cummings
                       --------------------------
                           Lee T. Cummings
                  Name: Lee T. Cummings
                  Title: Chief Financial Officer, Treasurer, Controller


                  FIRST UNION NATIONAL BANK

Attest:/s/        By:  /s/ Ellen C. Krause
                       --------------------------
                           Ellen C. Krause
                  Name: Ellen C. Krause
                  Title: Vice President

ATTACHMENT A

FEES

For the services described in the Agreement, the Fund shall pay a custody safekeeping fee and custody transaction fees as follows, monthly in arrears:

DOMESTIC CUSTODY SAFEKEEPING FEES

..25 basis points on the average daily net assets of all the Fund's Portfolios, computed and payable monthly. There is no minimum fee for a Portfolio.

DOMESTIC CUSTODY TRANSACTION FEES

$4.00 per transaction through Depository Trust Company.

$10.00 per transaction through Federal Reserve.

$30.00 per transaction for GIC contracts / Physical Securities / Private Placements.

$10.00 per transaction through Participants Trust Company.

$15.00 per option contract.

$4.00 per paydowns on mortgage backed securities.

$5.50 Fed wire charge on Repo collacteral in / out.

$5.50 per incoming cash wire transfers.

$7.50 per outgoing cash wire transfers.

$5.50 dividend reinvestment.

$2.50 per Federal Reserve charge for sale/return of collateral.

$8.00 futures contracts.

EXHIBIT A

                       PROVISION OF ADDITIONAL INFORMATION

For purposes of Paragraph 8 of the Agreement, the Fund (or its investment adviser(s)) shall be deemed to have considered the Country Risk as is incurred by placing and maintaining Foreign Assets in each country for which First Union is serving as Foreign Custody Manager of the Fund. To aid the Fund (and its investment adviser(s)) in monitoring Country Risk, however, First Union shall provide the Fund (or its investment adviser(s)) the following information with respect to the foreign countries of Eligible Foreign Custodians that First Union selects pursuant to Paragraph 8.b of the Agreement: (a) opinions of local counsel or reports concerning whether applicable foreign law would restrict the access afforded to the Fund's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country; whether applicable foreign law would restrict the Fund's ability to recover its Foreign Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country; whether applicable foreign law would restrict the Fund's ability to recover Foreign Assets that are lost while under the control of an Eligible Foreign Custodian located in the country; and (b) periodic market reports with respect to securities settlement and registration, taxation, and depositories (including depository evaluation), if any.

First Union will also periodically provide the Fund (or its investment adviser(s)) the following information relating to Country Risk with respect to the foreign countries of Eligible Foreign Custodians that First Union selects pursuant to Paragraph 8.b of the Agreement, or eligible securities depositories pursuant to Paragraph 9, as First Union receives this information: (y) written information concerning each foreign country's practices with regard to expropriation, nationalization, freezes, or confiscation of financial assets; or whether difficulties in converting the Fund's cash and cash equivalents to U.S. dollars are reasonably foreseeable; (z) market reports with respect to each foreign country's securities regulatory environment, foreign ownership restrictions, or foreign exchange practices. The Fund hereby acknowledges that:
(i) this information is solely designed to inform the Fund (or its investment adviser(s)) of market conditions and procedures and is not intended to be considered comprehensive or as a recommendation to invest or not invest in particular markets; and (ii) First Union is not the primary source of the information and has gathered the information from sources it considers reliable, but that First Union shall have no responsibility for inaccuracies or incomplete information.

To aid the Fund or its delegate in its consideration of Country Risks, First Union shall furnish the Fund annually and prior to the initial placing of Foreign Assets into a country, the following information:

(i) securities settlement and registration, (ii) taxation, and (iii) compulsory depositories.

First Union shall furnish additional information customarily provided to other investment companies registered under the Investment Company Act of 1940 for which First Union provides foreign custody services.

First Union shall furnish additional information regarding Country Risks as the Fund may reasonably request from time to time.

ATTACHMENT B:  AUTHORIZED PERSONS


        EMPLOYEES OF SEI INVESTMENTS - MUTUAL FUND SERVICES

        Nancy McCormick         Maria B. Rinehart             James Volk
        James R. Foggo          Carol Rooney                  Mark Hornbrook
        Chris Salfi             Jennifer E. Spratley          Peter Rodriquez
        Mike Lawson             Tim Naughton                  Bridget Jensen
        Peter J. Golden         Julia Babik                   Mark W. Murray
        Dan Lennick

        EMPLOYEES OF PILGRIM BAXTER & Associates, Ltd. and/or PBHG Fund Services

        Harold J. Baxter        Gary L. Pilgrim               Stephen M. Wellman
        Eric C. Schneider       John M. Zerr                  Arnold A. Tiglao
        Jeffrey Kachel          Patricia J. Warnock           Darrick Ganster
        Damon Wioskowski        Mark Donohue                  Lee T. Cummings
        Stephen Panner

        EMPLOYEES OF DST SYSTEMS, INC.

        Chris Shaw              Becky Stauffer                Jonathan Boehm

        EMPLOYEES OF DWIGHT ASSET MANAGEMENT COMPANY

        Laura Dagan             Josh Kruk                     Peter Milne
        David Kilborn           Cathy Neff                    John Bisset
        Andrew Beaumier         Derrick Wulf

        EMPLOYEES OF ANALYTIC INVESTORS, INC.

        Greg McMurran           Steve Sapra                   Leticia Campos
        Dennis Bein             Joy Yap                       Sharon McCarty
        Scott Barker            Nancy Rodriguez

        EMPLOYEES OF NWQ INVESTMENT MANAGEMENT COMPANY, INC.

        Jon Bosse               Scott Warren                  Anna Rodriguez
        Darcy A.Gratz           Gregg Dennis                  Kathleen Hendriks
        Sandra Alvarenga        Kathy Seroff

        EMPLOYEES OF HEITMAN/PRA SECURITIES ADVISERS LLC

        Timothy J. Pire         Karen A. O'Donnell
        Nancy B. Lynn           Mark Zahara
        Alexa C. Wokosin

        EMPLOYEES OF PACIFIC FINANCIAL RESEARCH, INC.

        Michael Kromm           Peter J. Quinn                Kelly M. Sueoka
        James H. Gipson         Michael C. Sandler            Bruce G. Veaco
        Douglas W. Grey         Nugroho Soeharto

ATTACHMENT C: PORTFOLIOS OF THE FUND


PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG New Opportunities Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Strategic Small Company Fund
PBHG Global Technology & Communications Fund
PBHG Clipper Focus Fund
PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation Fund
PBHG Special Equity Fund
PBHG REIT Fund

                                    EXHIBIT B
                 DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) SUMMARY

DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) HAVE BEEN DESIGNED TO ASSIST U.S. MUTUAL FUND BOARDS OF DIRECTORS TO COMPLY WITH SEC RULE 17f-7 AND ARE INTENDED TO SERVE AS THE DEPOSITORY RISK ANALYSIS REFERRED TO IN THE RULE. THE DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) ARE MEANT TO AUGMENT, RATHER THAN SUBSTITUTE FOR, INVESTOR DUE DILIGENCE.

 COUNTRY                          DEPOSITORY NAME                                    ACRONYM         TYPE
------------------------------------------------------------------------------------------------------------
ARGENTINA             Central de Registracion y Liquidacion de
                      Instrumentos de Endeudamiento Publico                            CRYL            B

ARGENTINA             Caja de Valores S.A.                                             CVSA            C

AUSTRALIA             Reserve Bank of Australia/Reserve Bank
                      Information and Transfer System                                  RITS            A

AUSTRALIA             Austraclear Limited                                          Austraclear         A

AUSTRALIA             Clearing House Electronic Subregister System                    CHESS            B

AUSTRIA               Oesterreichische Kontrollbank AG                                 OeKB            B

BELGIUM               National Bank of Belgium                                         NBB             B

BELGIUM               Caisse Interprofessionnelle de Depots et de
                      Virements de Titres S.A.                                         CIK             B

BRAZIL                Companhia Brasileira de Liquidacao e Custodia                    CBLC            B

BRAZIL                Central de Custodia e Liquidacao Financeira de
                      Titulos Privados                                                CETIP            B

BRAZIL                Sistema Especial de Liquidacao e Custodia                       SELIC            B

BULGARIA              Bulgarian National Bank                                          BNB             A

BULGARIA              Central Depository A.D.                                          CDAD            B

CANADA                Canadian Depository for Securities Limited                       CDS             B

CHILE                 Deposito Central de Valores S.A.                                 DCV             C

CHINA                 Shanghai Securities Central Clearing and
                      Registration Corporation                                        SSCCR            B

CHINA                 Shenzhen Securities Central Clearing Company,
                      Limited                                                         SSCC             B

COLOMBIA              Deposito Central de Valores                                      DCV             A

COLOMBIA              Deposito Centralizado de Valores de Colombia
                      S.A.                                                           DECEVAL           C

CROATIA               Central Depository Agency Inc. (Stredisnja
                      depozitarna agencija d.d.)                                       SDA             B

CROATIA               Croatian National Bank                                           CNB             C

CROATIA               Ministry of Finance of Republic of Croatia                      N/A**            C

               ELIGIBLE
               DEPOSITORY
               UNDER            Eligibility       Eligibility       Eligibility     Eligibility      Eligibility       Eligibility
               SEC RULE         Criteria          Criteria          Criteria        Criteria         Criteria          Criteria
               17f-7?           (i)               (ii)              (iii)           (iv)             (v)               (vi)
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                            SEC RULE 17-f7 ELIGIBILITY CRITERIA
ARGENTINA          Y              Y                    Y                Y                Y                Y                Y

ARGENTINA          Y              Y                    Y                Y                Y                Y                Y

AUSTRALIA          Y              Y                    Y                Y                Y                Y                Y

AUSTRALIA          Y              Y                    Y                Y                Y                Y                Y

AUSTRALIA          Y              Y                    Y                Y                Y                Y                Y

AUSTRIA            Y              Y                    Y                Y                Y                Y                Y

BELGIUM            Y              Y                    Y                Y                Y                Y                Y

BELGIUM            Y              Y                    Y                Y                Y                Y                Y

BRAZIL             Y              Y                    Y                Y                Y                Y                Y

BRAZIL             Y              Y                    Y                Y                Y                Y                Y

BRAZIL             Y              Y                    Y                Y                Y                Y                Y

BULGARIA           Y              Y                    Y                Y                Y                Y                Y

BULGARIA           Y              Y                    Y                Y                Y                Y                Y

CANADA             Y              Y                    Y                Y                Y                Y                Y

CHILE              Y              Y                    Y                Y                Y                Y                Y

CHINA              Y              Y                    Y                Y                Y                Y                Y

CHINA              Y              Y                    Y                Y                Y                Y                Y

COLOMBIA           Y              Y                    Y                Y                Y                Y                Y

COLOMBIA           Y              Y                    Y                Y                Y                Y                Y

CROATIA            Y              Y                    Y                Y                Y                Y                Y

CROATIA            Y              Y                    Y                Y                Y                Y                Y

CROATIA            Y              Y                    Y                Y                Y                Y                Y

                                                                    System                Asset
                           Regulatory     Depository   Participant  Security /            Segregation /  Reporting /     ASSET
               Depository  Supervision /  Liability /  Default      Internal    Business  Account        Record          SAFEKEEPING
               Authority   Examination    Insurance    Protections  Controls    Recovery  Structure      Keeping         AVERAGE
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                          ASSET SAFEKEEPING CORE COMPETENCIES                                        --
ARGENTINA          1            1             2            2           2            2         1              2              1.63

ARGENTINA          1            1             1            1           1            1         1              1              1.00

AUSTRALIA          1            1             2            1           1            1         2              1              1.25

AUSTRALIA          1            1             1            1           1            1         2              1              1.13

AUSTRALIA          1            2             2            1           1            1         2              1              1.38

AUSTRIA            1            1             1            1           1            2         3              1              1.38

BELGIUM            1            2             2            1           1            2         1              1              1.38

BELGIUM            1            1             1            2           1            2         2              1              1.38

BRAZIL             1            1             3            1           1            2         1              1              1.38

BRAZIL             1            1             3            3           1            3         1              3              2.00

BRAZIL             1            2             2            2           1            2         1              1              1.50

BULGARIA           1            1             3            1           1            2         1              1              1.38

BULGARIA           1            1             2            2           1            1         1              2              1.38

CANADA             1            2             1            1           1            1         2              1              1.25

CHILE              1            1             1            3           1            1         1              1              1.25

CHINA              1            1             2            2           2            2         1              1              1.50

CHINA              1            1             2            2           2            1         1              1              1.38

COLOMBIA           1            1             3            1           1            1         1              1              1.25

COLOMBIA           3            1             1            3           1            3         1              1              1.75

CROATIA            1            3             3            2           1            2         1              1              1.75

CROATIA            1            2             2            3           3           N/R        3              3              2.43*N/R

CROATIA            1            2             2            3          N/R           3         2              3              2.29*N/R

                                                                    January 2001

                                    EXHIBIT B
                 DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) SUMMARY

DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) HAVE BEEN DESIGNED TO ASSIST U.S. MUTUAL FUND BOARDS OF DIRECTORS TO COMPLY WITH SEC RULE 17f-7 AND ARE INTENDED TO SERVE AS THE DEPOSITORY RISK ANALYSIS REFERRED TO IN THE RULE. THE DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) ARE MEANT TO AUGMENT, RATHER THAN SUBSTITUTE FOR, INVESTOR DUE DILIGENCE.

 COUNTRY                          DEPOSITORY NAME                                    ACRONYM         TYPE
------------------------------------------------------------------------------------------------------------
CZECH
REPUBLIC              Czech National Bank                                               CNB            B

CZECH
REPUBLIC              Stredisko cennych papiru - Ceska republica                        SCP            C

DENMARK               Vaerdipapircentralen A/S (VP)                                     VP             B

EGYPT                 Misr for Clearing, Settlement and Depository,
                      S.A.E.                                                           MCSD           B/C*

ESTONIA               Estonian Central Depository for Securities
                      Limited (Eesti Vaartpaberite Keskdepositoorium)                  ECDS            B

FINLAND               Finnish Central Securities Depository Limited                    APK            A/B

FRANCE                Euroclear France                                           Euroclear France     A/B

GERMANY               Clearstream Banking AG                                        Clearstream        B

GREECE                Bank of Greece                                                    BoG            A

GREECE                Central Securities Depository S.A.                                CSD            B

HONG KONG             Central Moneymarkets Unit (CMU)                                   CMU            B

HONG KONG             Hong Kong Securities Clearing Company Limited                    HKSCC           B

HUNGARY               Central Depository and Clearing House
                      (Kozponti Elszamolohaz es Ertektar (Budapest) Rt.)               KELER          B/C*

INDIA                 National Securities Depository Limited                           NSDL            C

INDIA                 Central Depository Services (India) Limited                      CDSL            C

INDIA                 Reserve Bank of India                                             RBI            A

INDONESIA             PT Kustodian Sentral Efek Indonesia                              KSEI            B

IRELAND               CRESTCo Limited                                                  CREST           B

ISRAEL                Tel Aviv Stock Exchange Clearing House                           TECH            B

ITALY                 Monte Titoli S.p.A.                                        Monti Titoli S.p.A   B/C*

IVORY COAST           Le Depositaire Central / Banque de Reglement                     DCBR            B

JAMAICA               Jamaica Central Securities Depository                            JCSD            C

               ELIGIBLE
               DEPOSITORY
               UNDER            Eligibility       Eligibility       Eligibility     Eligibility      Eligibility       Eligibility
               SEC RULE         Criteria          Criteria          Criteria        Criteria         Criteria          Criteria
               17f-7?           (i)               (ii)              (iii)           (iv)             (v)               (vi)
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                            SEC RULE 17-f7 ELIGIBILITY CRITERIA
CZECH
REPUBLIC           Y              Y                    Y                Y                Y                Y                Y

CZECH
REPUBLIC           Y              Y                    Y                Y                Y                Y                Y

DENMARK            Y              Y                    Y                Y                Y                Y                Y

EGYPT              Y              Y                    Y                Y                Y                Y                Y

ESTONIA            Y              Y                    Y                Y                Y                Y                Y

FINLAND            Y              Y                    Y                Y                Y                Y                Y

FRANCE             Y              Y                    Y                Y                Y                Y                Y

GERMANY            Y              Y                    Y                Y                Y                Y                Y

GREECE             Y              Y                    Y                Y                Y                Y                Y

GREECE             Y              Y                    Y                Y                Y                Y                Y

HONG KONG          Y              Y                    Y                Y                Y                Y                Y

HONG KONG          Y              Y                    Y                Y                Y                Y                Y

HUNGARY            Y              Y                    Y                Y                Y                Y                Y

INDIA              Y              Y                    Y                Y                Y                Y                Y

INDIA              Y              Y                    Y                Y                Y                Y                Y

INDIA              Y              Y                    Y                Y                Y                Y                Y

INDONESIA          Y              Y                    Y                Y                Y                Y                Y

IRELAND            Y              Y                    Y                Y                Y                Y                Y

ISRAEL             Y              Y                    Y                Y                Y                Y                Y

ITALY              Y              Y                    Y                Y                Y                Y                Y

IVORY COAST        Y              Y                    Y                Y                Y                Y                Y

JAMAICA            Y              Y                    Y                Y                Y                Y                Y

                                                                    System                Asset
                           Regulatory     Depository   Participant  Security /            Segregation /  Reporting /     ASSET
               Depository  Supervision /  Liability /  Default      Internal    Business  Account        Record          SAFEKEEPING
               Authority   Examination    Insurance    Protections  Controls    Recovery  Structure      Keeping         AVERAGE
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                          ASSET SAFEKEEPING CORE COMPETENCIES                                        --
CZECH
REPUBLIC           1            1             2            2           1            1         1              1              1.25

CZECH
REPUBLIC           1            2             2            1           1            2         1              1              1.38

DENMARK            1            1             1            2           1            1         2              1              1.25

EGYPT              1            1             2            2           1            1         1              1              1.25

ESTONIA            1            3             1            2           1            3         1              1              1.63

FINLAND            1            1             1            1           1            1         2              1              1.13

FRANCE             1            2             2            1           1            1         2              1              1.38

GERMANY            1            1             2            2           1            1         2              1              1.38

GREECE             1            2             2            1           1            2         1              2              1.50

GREECE             1            1             1            1           1            2         1              1              1.13

HONG KONG          1            1             3            2           1            1         1              1              1.38

HONG KONG          1            1             1            1           1            1         2              1              1.13

HUNGARY            1            2             1            1           1            2         1              1              1.25

INDIA              2            2             1            1           1            1         1              1              1.25

INDIA              2            2             1            3           1            2         1              1              1.63

INDIA              1            2             2            1           3            3         1              2              1.88

INDONESIA          1            2             1            2           1            2         1              1              1.38

IRELAND            2            1             2            1           1            1         1              1              1.25

ISRAEL             1            1             2            2           1            1         2              1              1.38

ITALY              1            2             1            1           1            1         1              1              1.13

IVORY COAST        1            1             3            2           3            2         1              2              1.88

JAMAICA            1            1             2            2           1            1         1              1              1.25

                                                                    January 2001

                                    EXHIBIT B
                 DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) SUMMARY

DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) HAVE BEEN DESIGNED TO ASSIST U.S. MUTUAL FUND BOARDS OF DIRECTORS TO COMPLY WITH SEC RULE 17f-7 AND ARE INTENDED TO SERVE AS THE DEPOSITORY RISK ANALYSIS REFERRED TO IN THE RULE. THE DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) ARE MEANT TO AUGMENT, RATHER THAN SUBSTITUTE FOR, INVESTOR DUE DILIGENCE.

 COUNTRY                          DEPOSITORY NAME                                    ACRONYM         TYPE
------------------------------------------------------------------------------------------------------------
JAPAN                 Japan Securities Depository Center                              JASDEC           C

JAPAN                 Bank of Japan                                                     BoJ            B

KENYA                 Central Bank of Kenya                                            CBCD            B

KAZAKHSTAN            Central Securities Depository CJSC                                CSD            C

LATVIA                Latvian Central Depository                                        LCD            B

LEBANON               Custodian and Clearing Centre of Financial
                      Instruments for Lebanon and the Middle East
                      S.A.L.                                                         Midclear          B

LITHUANIA             Central Securities Depository of Lithuania                       CSDL            B

LUXEMBOURG            Clearstream Banking Luxembourg S.A.                               CBL            A

MALAYSIA              Malaysian Central Depository Sdn. Bhd.                            MCD            C

MALAYSIA              Bank Negara Malaysia                                              BNM           A/C*

MAURITIUS             Central Depository and Settlement Company Limited                 CDS            B

MEXICO                S.D. Indeval, S.A. de C.V.                                      INDEVAL          B

MOROCCO               Maroclear                                                      Maroclear        B/C*

NETHERLANDS           Nederlands Centraal Instituut voor Giraal
                      Effectenverkeer B.V.                                            NEGICEF          B

NEW ZEALAND           New Zealand Central Securities Depository                        NZCSD           A

NIGERIA               Central Securities Clearing System Limited                       CSCS            B

NORWAY                Verdipapirsentralen                                               VPS            B

OMAN                  Muscat Depository and Securities Registration
                      Company (S.A.O.C.)                                               MDSCR           C

PAKISTAN              Central Depository Company of Pakistan Limited                    CDC            C

PAKISTAN              State Bank of Pakistan                                            SBP            B

PERU                  CAVALI ICLV S.A.                                                CAVALI           B

PHILIPPINES           Philippine Central Depository, Inc.                               PCD            C

               ELIGIBLE
               DEPOSITORY
               UNDER            Eligibility       Eligibility       Eligibility     Eligibility      Eligibility       Eligibility
               SEC RULE         Criteria          Criteria          Criteria        Criteria         Criteria          Criteria
               17f-7?           (i)               (ii)              (iii)           (iv)             (v)               (vi)
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                            SEC RULE 17-f7 ELIGIBILITY CRITERIA
JAPAN              Y              Y                    Y                Y                Y                Y                Y

JAPAN              Y              Y                    Y                Y                Y                Y                Y

KENYA              Y              Y                    Y                Y                Y                Y                Y

KAZAKHSTAN         Y              Y                    Y                Y                Y                Y                Y

LATVIA             Y              Y                    Y                Y                Y                Y                Y

LEBANON            Y              Y                    Y                Y                Y                Y                Y

LITHUANIA          Y              Y                    Y                Y                Y                Y                Y

LUXEMBOURG         Y              Y                    Y                Y                Y                Y                Y

MALAYSIA           Y              Y                    Y                Y                Y                Y                Y

MALAYSIA           Y              Y                    Y                Y                Y                Y                Y

MAURITIUS          Y              Y                    Y                Y                Y                Y                Y

MEXICO             Y              Y                    Y                Y                Y                Y                Y

MOROCCO            Y              Y                    Y                Y                Y                Y                Y

NETHERLANDS        Y              Y                    Y                Y                Y                Y                Y

NEW ZEALAND        Y              Y                    Y                Y                Y                Y                Y

NIGERIA            Y              Y                    Y                Y                Y                Y                Y

NORWAY             Y              Y                    Y                Y                Y                Y                Y

OMAN               Y              Y                    Y                Y                Y                Y                Y

PAKISTAN           Y              Y                    Y                Y                Y                Y                Y

PAKISTAN           Y              Y                    Y                Y                Y                Y                Y

PERU               Y              Y                    Y                Y                Y                Y                Y

PHILIPPINES        Y              Y                    Y                Y                Y                Y                Y

                                                                    System                Asset
                           Regulatory     Depository   Participant  Security /            Segregation /  Reporting /     ASSET
               Depository  Supervision /  Liability /  Default      Internal    Business  Account        Record          SAFEKEEPING
               Authority   Examination    Insurance    Protections  Controls    Recovery  Structure      Keeping         AVERAGE
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                          ASSET SAFEKEEPING CORE COMPETENCIES                                        --
JAPAN              1            1             2            2           1            1         1              1              1.25

JAPAN              1            1             3            2           1            1         1              1              1.38

KENYA              3            1             3            3           3            2         2              2              2.38

KAZAKHSTAN         1            2             3            2           2            2         2              1              1.88

LATVIA             1            2             2            2           1            3         1              1              1.63

LEBANON            1            1             1            2           2            2         2              2              1.63

LITHUANIA          1            2             1            2           1            2         1              1              1.38

LUXEMBOURG         1            1             3            1           1            1         1              1              1.25

MALAYSIA           1            2             2            2           1            1         1              1              1.38

MALAYSIA           1            2             3            2           1            1         1              1              1.50

MAURITIUS          1            2             2            1           1            1         1              1              1.25

MEXICO             1            1             1            1           1            1         1              1              1.00

MOROCCO            2            2             3            3           2            2         1              2              2.13

NETHERLANDS        1            2             1            1           1            2         3              1              1.50

NEW ZEALAND        1            1             1            1           1            1         2              1              1.13

NIGERIA            2            1             3            2           1            2         2              2              1.88

NORWAY             1            1             1            1           1            1         1              1              1.00

OMAN               1            1             1            2           2            2         1              2              1.50

PAKISTAN           1            2             1            3           1            1         1              1              1.38

PAKISTAN           1            2             3            2           1            3         1              3              2.00

PERU               1            1             1            2           1            1         1              1              1.13

PHILIPPINES        2            2             1            2           1            1         2              1              1.50

                                                                    January 2001

                                    EXHIBIT B
                 DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) SUMMARY

DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) HAVE BEEN DESIGNED TO ASSIST U.S. MUTUAL FUND BOARDS OF DIRECTORS TO COMPLY WITH SEC RULE 17f-7 AND ARE INTENDED TO SERVE AS THE DEPOSITORY RISK ANALYSIS REFERRED TO IN THE RULE. THE DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) ARE MEANT TO AUGMENT, RATHER THAN SUBSTITUTE FOR, INVESTOR DUE DILIGENCE.

 COUNTRY                          DEPOSITORY NAME                                    ACRONYM         TYPE
------------------------------------------------------------------------------------------------------------
PHILIPPINES           Bangko Sentral ng Pilipinas / Register of
                      Scripless Securities                                             ROSS            B

POLAND                Central Registry of Treasury-Bills                                CRT            A

POLAND                National Depository for Securities S.A.                           NDS            B

PORTUGAL              Sociedade Gestora de Sistemas de Liquidacao e
                      de Sistemas Centralizados de Valores
                      Mobiliarios, S.A.                                             INTERBOLSA         B

ROMANIA               Bucharest Stock Exchange                                          BSE            A

ROMANIA               National Company for Clearing, Settlement and
                      Depository for Securities                                        SNCDD           B

RUSSIA                Vneshtorgbank                                                     VTB           B*/C

RUSSIA                National Depository Centre                                        NDC            C

SINGAPORE             Monetary Authority of Singapore                                   MAS            A

SINGAPORE             The Central Depository (Pte) Limited                              CDP            B

SLOVAK
REPUBLIC              National Bank of Slovakia                                         NBS            C

SLOVAK
REPUBLIC              Stredisko cennych papierov SR Bratislava, a.s.                    SCP            C

SLOVENIA              Centralna klirinsko depotna druzba d.d.                           KDD            B

SOUTH AFRICA          Central Depository (Pty) Limited                                  CDL            B

SOUTH AFRICA          Share Transactions Totally Electronic                           STRATE           B

SOUTH KOREA           Korea Securities Depository                                       KSD            B

SPAIN                 Banco de Espana / Central Book Entry Office                      CBEO            A

SPAIN                 Servicio de Compensacion y Liquidacion de Valores, S.A.          SCLV            B

SRI LANKA             Central Depository System (Private) Limited                      SDCDS           B

SWEDEN                Vardepapperscentralen A.B.                                        VPC            B

SWITZERLAND           SIS SegaInterSettle AG                                            SIS            A

TAIWAN                Taiwan Securities Central Depository Co., Ltd.                   TSCD            C

               ELIGIBLE
               DEPOSITORY
               UNDER            Eligibility       Eligibility       Eligibility     Eligibility      Eligibility       Eligibility
               SEC RULE         Criteria          Criteria          Criteria        Criteria         Criteria          Criteria
               17f-7?           (i)               (ii)              (iii)           (iv)             (v)               (vi)
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                            SEC RULE 17-f7 ELIGIBILITY CRITERIA
PHILIPPINES        Y              Y                    Y                Y                Y                Y                Y

POLAND             Y              Y                    Y                Y                Y                Y                Y

POLAND             Y              Y                    Y                Y                Y                Y                Y

PORTUGAL           Y              Y                    Y                Y                Y                Y                Y

ROMANIA            Y              Y                    Y                Y                Y                Y                Y

ROMANIA            Y              Y                    Y                Y                Y                Y                Y

RUSSIA             Y              Y                    Y                Y                Y                Y                Y

RUSSIA             Y              Y                    Y                Y                Y                Y                Y

SINGAPORE          Y              Y                    Y                Y                Y                Y                Y

SINGAPORE          Y              Y                    Y                Y                Y                Y                Y

SLOVAK
REPUBLIC           Y              Y                    Y                Y                Y                Y                Y

SLOVAK
REPUBLIC           Y              Y                    Y                Y                Y                Y                Y

SLOVENIA           Y              Y                    Y                Y                Y                Y                Y

SOUTH AFRICA       Y              Y                    Y                Y                Y                Y                Y

SOUTH AFRICA       Y              Y                    Y                Y                Y                Y                Y

SOUTH KOREA        Y              Y                    Y                Y                Y                Y                Y

SPAIN              Y              Y                    Y                Y                Y                Y                Y

SPAIN              Y              Y                    Y                Y                Y                Y                Y

SRI LANKA          Y              Y                    Y                Y                Y                Y                Y

SWEDEN             Y              Y                    Y                Y                Y                Y                Y

SWITZERLAND        Y              Y                    Y                Y                Y                Y                Y

TAIWAN             Y              Y                    Y                Y                Y                Y                Y

                                                                    System                Asset
                           Regulatory     Depository   Participant  Security /            Segregation /  Reporting /     ASSET
               Depository  Supervision /  Liability /  Default      Internal    Business  Account        Record          SAFEKEEPING
               Authority   Examination    Insurance    Protections  Controls    Recovery  Structure      Keeping         AVERAGE
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                          ASSET SAFEKEEPING CORE COMPETENCIES                                        --
PHILIPPINES        1            1             3            2           1            1         1              1              1.38

POLAND             1            2             3            1           2            2         1              2              1.75

POLAND             1            1             3            1           1            2         1              1              1.38

PORTUGAL           1            1             1            2           1            1         1              1              1.13

ROMANIA            1            2             3            1           1            2         1              1              1.50

ROMANIA            2            1             3            2           2            1         1              1              1.63

RUSSIA             2            1             2            3           1            2         2              2              1.88

RUSSIA             2            1             2            1           1            1         2              1              1.38

SINGAPORE          1            1             3            1           1            1         2              1              1.38

SINGAPORE          1            2             1            1           1            1         1              1              1.13

SLOVAK
REPUBLIC           1            1             2            2           3            3         1              3              2.00

SLOVAK
REPUBLIC           1            2             2            1           2            1         1              2              1.50

SLOVENIA           1            1             3            1           1            1         1              1              1.25

SOUTH AFRICA       1            1             1            1           1            1         2              1              1.13

SOUTH AFRICA       1            2             1            2           1            2         1              1              1.38

SOUTH KOREA        1            2             2            2           1            1         1              1              1.38

SPAIN              1            1             2            1           1            2         1              1              1.25

SPAIN              1            1             1            1           1            1         1              1              1.00

SRI LANKA          1            2             2            1           2            1         1              1              1.38

SWEDEN             1            1             2            2           1            1         2              1              1.38

SWITZERLAND        1            1             1            1           1            1         2              1              1.13

TAIWAN             1            1             1            2           1            1         1              1              1.13

                                                                    January 2001

                                    EXHIBIT B
                 DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) SUMMARY

DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) HAVE BEEN DESIGNED TO ASSIST U.S. MUTUAL FUND BOARDS OF DIRECTORS TO COMPLY WITH SEC RULE 17f-7 AND ARE INTENDED TO SERVE AS THE DEPOSITORY RISK ANALYSIS REFERRED TO IN THE RULE. THE DEPOSITORY SAFEKEEPING ASSESSMENTS(SM) ARE MEANT TO AUGMENT, RATHER THAN SUBSTITUTE FOR, INVESTOR DUE DILIGENCE.

 COUNTRY                          DEPOSITORY NAME                                    ACRONYM         TYPE
------------------------------------------------------------------------------------------------------------
THAILAND              Thailand Securities Depository Company Limited                   TSDC            B

TRANSNATIONAL         Clearstream Banking Luxembourg S.A. (for Euro
                      Issues)                                                           CBL            A

TRANSNATIONAL         Euroclear (for Euro Issues)                                    Euroclear         A

TUNISIA               Societe Tunisienne Interprofessionnelle pour la
                      Compensation et les Depots des Valeurs
                      Mobilieres                                                    STICODEVAM         B

TURKEY                IMKB Takas ve Saklama Bankasi A.S.                            Takasbank         B/C*

UNITED
KINGDOM               Central Moneymarkets Office                                       CMO            B

UNITED
KINGDOM               CRESTCo Limited                                                 CREST            B

UNITED STATES         Depository Trust Company                                          DTC            B

UNITED STATES         The Federal Reserve Book-Entry System                             FED            A

UNITED STATES         Participants Trust Company (see DTC)                              PTC        (see DTC)

VENEZUELA             Banco Central de Venezuela                                        BCV            B

VENEZUELA             Caja Venezolana de Valores CA                                     CVV            C

ZAMBIA                Bank of Zambia                                                    BoZ           A/B

ZAMBIA                LuSE Central Shares Depository Limited                            CSD            B

               ELIGIBLE
               DEPOSITORY
               UNDER            Eligibility       Eligibility       Eligibility     Eligibility      Eligibility       Eligibility
               SEC RULE         Criteria          Criteria          Criteria        Criteria         Criteria          Criteria
               17f-7?           (i)               (ii)              (iii)           (iv)             (v)               (vi)
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                            SEC RULE 17-f7 ELIGIBILITY CRITERIA
THAILAND           Y              Y                    Y                Y                Y                Y                Y

TRANSNATIONAL      Y              Y                    Y                Y                Y                Y                Y

TRANSNATIONAL      Y              Y                    Y                Y                Y                Y                Y

TUNISIA            Y              Y                    Y                Y                Y                Y                Y

TURKEY             Y              Y                    Y                Y                Y                Y                Y

UNITED
KINGDOM            Y              Y                    Y                Y                Y                Y                Y

UNITED
KINGDOM            Y              Y                    Y                Y                Y                Y                Y

UNITED STATES     N/A             Y                    Y                Y                Y                Y                Y

UNITED STATES     N/A             Y                    Y                Y                Y                Y                Y

UNITED STATES     N/A             --                   --               --               --               --               --

VENEZUELA          Y              Y                    Y                Y                Y                Y                Y

VENEZUELA          Y              Y                    Y                Y                Y                Y                Y

ZAMBIA             Y              Y                    Y                Y                Y                Y                Y

ZAMBIA             Y              Y                    Y                Y                Y                Y                Y

                                                                    System                Asset
                           Regulatory     Depository   Participant  Security /            Segregation /  Reporting /     ASSET
               Depository  Supervision /  Liability /  Default      Internal    Business  Account        Record          SAFEKEEPING
               Authority   Examination    Insurance    Protections  Controls    Recovery  Structure      Keeping         AVERAGE
------------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                          ASSET SAFEKEEPING CORE COMPETENCIES                                        --
THAILAND           1            2             1            1           1            1         2              1              1.25

TRANSNATIONAL      1            1             3            1           1            1         1              1              1.25

TRANSNATIONAL      1            1             3            1           1            1         2              1              1.38

TUNISIA            1            2             2            2           2            3         1              2              1.88

TURKEY             1            1             1            2           1            2         2              1              1.38

UNITED
KINGDOM            1            1             2            3           1            1         2              1              1.50

UNITED
KINGDOM            2            1             2            1           1            1         1              1              1.25

UNITED STATES      1            1             2            1           1            1         2              1              1.25

UNITED STATES      1            1             2            1           1            1         1              1              1.13

UNITED STATES      S            E             E            --          D            T         C             --              0.00

VENEZUELA          1            2             3            2           1            3         1              1              1.75

VENEZUELA          1            1             1            3           1            2         1              1              1.38

ZAMBIA             1            1             2            2           2            2         1              2              1.63

ZAMBIA             3            1             3            2           3            1         1              2              2.00

                                                                    January 2001

                                    EXHIBIT C
                             LIST OF FOREIGN MARKETS


ARGENTINA                           JP MORGAN CHASE BANK
                                    BUENOS AIRES
                                    Acct:  Chase Manhattan London


AUSTRALIA                           AUSTRALIA AND NEW ZEALAND BANKING GROUP LTD.
                                    MELBOURNE
                                    BIC:  ANZBAU3M
                                    Acct:  Chase Manhattan London
                                    Statement #:  218032/00001


AUSTRIA                             J.P. MORGAN AG
                                    FRANKFURT
                                    For Chase Manhattan London
                                    Further a/c 6231400604


BAHRAIN                             NATIONAL BANK OF BAHRAIN
                                    MANAMA
                                    Acct:  Chase Manhattan London


BANGLADESH                          STANDARD CHARTERED BANK
                                    DHAKA
                                    Acct:  Chase Manhattan London


BELGIUM                             J.P. MORGAN AG
                                    FRANKFURT
                                    Acct:  Chase Manhattan London
                                    Acct #:  6231400604


BERMUDA                             THE BANK OF BERMUDA LTD
                                    HAMILTON
                                    Acct:  Chase Manhattan London


BOTSWANA                            BARCLAYS BANK OF BOTSWANA LTD
                                    GABORONE
                                    Acct:  Chase Manhattan London


BRAZIL                              BankBoston, N.A.
                                    Sao Paulo
                                    Acct:  Chase Manhattan London


BULGARIA                            ING BANK N.V.
                                    SOFIA
                                    Acct:  Chase Manhattan London

CANADA                              ROYAL BANK OF CANADA
                                    TORONTO
                                    For: Chase Manhattan Bank London


CHILE                               CITIBANK, N.A.
                                    SANTIAGO
                                    Acct:  Chase Manhattan London


CHINA - SHANGHAI                    CITIBANK, N.A.
                                    NEW YORK
                                    Acct:  Chase Manhattan London


CHINA - SHENZHEN                    THE CHASE MANHATTAN BANK
                                    HONG KONG
                                    Acct:  Chase Manhattan London


COLOMBIA                            CITITRUST COLOMBIA S.A. SOCIEDAD FIDUCIARIA
                                    SANTA FE DE BOGOTA
                                    Acct:  Chase Manhattan London


CROATIA                             PRIVREDNA BANKA ZAGREB D.D.
                                    ZAGREB
                                    Acct:  Chase Manhattan London


CYPRUS                              CYPRUS POPULAR BANK
                                    NICOSIA
                                    Acct:  Chase Manhattan London


CZECH REPUBLIC                      CESKOSLOVENSKA OBCHODNI BANKA, A.S
                                    PRAGUE
                                    Acct:  Chase Manhattan London


DENMARK                             NORDEA BANK DENMARK A/S
                                    COPENHAGEN
                                    Acct:  Chase Manhattan London


ECUADOR                             CITIBANK, N.A.
                                    QUITO
                                    Acct:  Chase Manhattan London


EGYPT                               CITIBANK, N.A.
                                    CAIRO
                                    Acct:  Chase Manhattan London


ESTONIA                             ESTI UHISPANK
                                    TALLINN
                                    Acct:  Chase Manhattan London

FINLAND                             J.P. MORGAN AG
                                    FRANKFURT
                                    For Chase Manhattan London
                                    Further a/c 6231400604


FRANCE                              J.P. MORGAN AG
                                    FRANKFURT
                                    For Chase Manhattan London
                                    Further a/c 6231400604


GERMANY                             J.P. MORGAN AG
                                    FRANKFURT
                                    For Chase Manhattan London
                                    Further a/c 6231400604


GHANA                               BARCLAYS BANK OF GHANA LTD
                                    ACCRA
                                    Acct:  Chase Manhattan London


GREECE                              J.P. MORGAN AG
                                    FRANKFURT, GERMANY
                                    BIC:CHASDEFX
                                    Acct #:  6231400604
                                    Acct:  Chase Manhattan Bank London


HONG KONG                           JP MORGAN CHASE BANK
                                    HONG KONG
                                    Acct:  Chase Manhattan London


HUNGARY                             ING BANK RT.
                                    BUDAPEST
                                    Acct:  Chase Manhattan Bank London


ICELAND                             Islandsbanki - FBA
                                    Reykjavik
                                    Acct:  Chase Manhattan Bank London


INDONESIA                           STANDARD CHARTERED BANK
                                    JAKARTA
                                    Acct:  Chase Manhattan Bank


IRELAND                             J.P. MORGAN AG
                                    FRANKFURT
                                    For Chase Manhattan London
                                    Further a/c 6231400604


ISRAEL                              BANK LEUMI LE-ISRAEL B.M.
                                    TEL AVIV
                                    Acct:  Chase Manhattan Bank London

ITALY                               J.P. MORGAN AG
                                    FRANKFURT
                                    For Chase Manhattan London
                                    Further a/c 6231400604


IVORY COAST                         SOCIETE GENERALE
                                    PARIS
                                    Acct:  Chase Manhattan Bank London


JAMAICA                             CIBC TRUST AND MERCHANT BANK
                                    JAMAICA LIMITED
                                    KINGSTON
                                    Acct:  Chase Manhattan Bank London


JAPAN                               JP MORGAN CHASE BANK
                                    TOKYO
                                    Acct:  Chase Manhattan Bank London


JORDAN                              ARAB BANK PLC
                                    AMMAN
                                    Acct:  Chase Manhattan Bank London


KAZAKHSTAN                          ABN AMRO BANK KAZAKHSTAN
                                    ALMATY
                                    Acct:  Chase Manhattan Bank London


KENYA                               BARCLAYS BANK OF KENYA LTD
                                    NAIROBI
                                    Acct:  Chase Manhattan Bank London


LATVIA                              HANSABANKA
                                    RIGA
                                    Acct:  Chase Manhattan Bank London


LEBANON                             JP MORGAN CHASE BANK
                                    NEW YORK
                                    Acct:  Chase Manhattan Bank London


LITHUANIA                           VILNIAUS BANKAS AB
                                    VILNIUS
                                    Acct:  Chase Manhattan Bank London

LUXEMBOURG                          J.P. MORGAN AG
                                    FRANKFURT
                                    Chase Manhattan London
                                    Further a/c 6231400604


MALAYSIA                            J.P. MORGAN CHASE BANK BERHAD
                                    KUALA LUMPUR
                                    Acct:  Chase Manhattan Bank London


MAURITIUS                           THE HONG KONG AND SHANGHAI BANKING
                                    CORPORATION LIMITED
                                    PORT LOUIS
                                    Acct:  Chase Manhattan Bank London


MEXICO                              BANCO J.P. MORGAN
                                    MEXICO, D.F
                                    SWIFT:  CHASMXMX
                                    Acct:  Chase London
                                    Acct:  11004


MOROCCO                             BANQUE COMMERCIALE DU MAROC S.A.
                                    CASABLANCA
                                    Acct:  Chase Manhattan Bank London


NAMIBIA                             STANDARD CORPORATE & MERCHANT BANK
                                    JOHANNESBURG
                                    Acct:  Chase Manhattan Bank London


NETHERLANDS                         J.P. MORGAN AG
                                    FRANKFURT
                                    Chase Manhattan London
                                    Further a/c 6231400604


NEW ZEALAND                         NATIONAL BANK OF NEW ZEALAND
                                    WELLINGTON
                                    Acct:  Chase Manhattan Bank London


NORWAY                              DEN NORSKE BANK ASA
                                    OSLO
                                    Acct:  Chase Manhattan Bank London


OMAN                                OMAN ARAB BANK
                                    MUSCAT
                                    Acct:  Chase Manhattan Bank London


PAKISTAN                            STANDARD CHARTERED BANK
                                    KARACHI
                                    Acct:  Chase Manhattan Bank London

PERU                                BANCO DE CREDITO DEL PERU
                                    LIMA
                                    Acct:  Chase Manhattan Bank London


PHILIPPINES                         THE HONG KONG AND SHANGHAI BANKING
                                    CORPORATION LIMITED
                                    MANILA
                                    Acct:  Chase Manhattan Bank London


POLAND                     .        BANK ROZWOJU EKSPORTU S.A.
                                    WARSAW
                                    Acct:  Chase Manhattan Bank London


PORTUGAL                            J.P. MORGAN AG
                                    FRANKFURT
                                    Chase Manhattan London
                                    Further a/c 6231400604


ROMANIA                             ABN AMRO BANK (ROMANIA) S.A.
                                    BUCHAREST
                                    Acct:  Chase Manhattan Bank London


SINGAPORE                           OVERSEA-CHINESE BANKING CORPORATION
                                    SINGAPORE
                                    Acct:  Chase Manhattan Bank London


SLOVAK REPUBLIC                     CESKOSLOVENSKA OBCHODNI BANKA, A.S.
                                    BRATISLAVA
                                    Acct:  Chase Manhattan Bank London


SLOVENIA                            BANK AUSTRIA CREDITANSTALT D.D. LJUBLJANA
                                    LJUBLJANA
                                    Acct:  Chase Manhattan Bank London


SOUTH AFRICA                        STANDARD CORPORATE & MERCHANT BANK
                                    Johannesburg
                                    Acct:  Chase Manhattan Bank London


SOUTH KOREA                         STANDARD CHARTERED BANK
                                    SEOUL
                                    Acct:  Chase Manhattan Bank London


SPAIN                               J.P. MORGAN  AG
                                    FRANKFURT
                                    Chase Manhattan London
                                    Further a/c 6231400604

SRI LANKA                           THE HONG KONG AND SHANGHAI BANKING
                                    CORPORATION LIMITED
                                    COLOMBO
                                    Acct:  Chase Manhattan Bank London


SWEDEN                              SVENSKA HANDELSBANKEN
                                    STOCKHOLM
                                    Acct:  Chase Manhattan Bank London


SWITZERLAND                         UBS AG
                                    ZURICH
                                    Acct:  Chase Manhattan Bank London


TAIWAN                              THE HONG KONG AND SHANGHAI BANKING
                                    CORPORATION LIMITED
                                    TAIPEI
                                    Acct:  Chase Manhattan Bank London


THAILAND                            STANDARD CHARTERED BANK
                                    BANGKOK
                                    Acct:  Chase Manhattan Bank London


TUNISIA                             BANQUE INTERNATIONALE ARABE DE TUNISIE, S.A.
                                    TUNIS
                                    Acct:  Chase Manhattan Bank London


TURKEY                              JP MORGAN CHASE BANK
                                     ISTANBUL
                                    Acct:  Chase Manhattan Bank London


U.K.                                NATIONAL WESTMINSTER BANK
                                    LONDON
                                    Sort Code:  60-92-42
                                    Acct:  Chase Manhattan Bank London


URUGUAY                             BANKBOSTON, N.A.
                                    MONTEVIDEO
                                    Acct:  Chase Manhattan Bank London


VENEZUELA                           CITIBANK, N.A.
                                    CARACAS
                                    Acct:  Chase Manhattan Bank London

ZAMBIA                              BARCLAYS BANK OF ZAMBIA LTD
                                    LUSAKA
                                    Acct:  Chase Manhattan Bank London


ZIMBABWE                            BARCLAYS BANK OF ZIMBABWE LTD
                                    HARARE
                                    Acct:  Chase Manhattan Bank London

ATTACHMENT A

GLOBAL CUSTODY FEE SCHEDULE

                           ADMINISTRATION/SAFEKEEPING FEE        TRANSACTION FEE
      COUNTRY                     IN BASIS POINTS                   PER TRADE
                                    (PER ANNUM)*                      ($USD)
--------------------------------------------------------------------------------
     ARGENTINA                           44                           137.5
     AUSTRALIA                          7.7                             66
      AUSTRIA                           7.7                             55
     BANGLADESH                          66                            220
      BELGIUM                           7.7                             66
      BOTSWANA                           66                            220
       BRAZIL                           27.5                            55
       CANADA                           3.3                             33
CLEARSTREAM (CEDEL)                     2.5                            16.5
       CHILE                             55                             99
       CHINA                             55                            220
      COLOMBIA                           55                            121
    COTE D'IVORE                         66                            220
       CYPRUS                            66                            165
   CZECH REPUBLIC                        55                           137.5
      DENMARK                           7.7                             55
        ECU                             9.9                             55
      ECUADOR                            66                            110
       EGYPT                             66                           192.5
     EUROCLEAR                          2.75                            20
      EURO CD                           1.5                             17
      FINLAND                           7.7                             55
       FRANCE                           6.6                             66
      GERMANY                           5.5                             44
       GHANA                             66                            220
       GREECE                            88                            220
     HONG KONG                          8.8                             88
      HUNGARY                            66                            220
       INDIA                             66                            220
     INDONESIA                           22                             99
      IRELAND                           7.7                             66
       ISRAEL                            44                            82.5
       ITALY                            7.7                             66
       JAPAN                            3.85                            22
       JORDAN                           49.5                           220
       KENYA                             66                            220
      MALAYSIA                           11                             88
     MAURITIUS                           66                           192.5
       MEXICO                           13.2                            66
      MOROCCO                            55                            110

ATTACHMENT A

                           ADMINISTRATION/SAFEKEEPING FEE        TRANSACTION FEE
      COUNTRY                     IN BASIS POINTS                   PER TRADE
                                    (PER ANNUM)*                      ($USD)
--------------------------------------------------------------------------------
    NETHERLANDS                         6.6                             66
    NEW ZEALAND                         8.8                             88
       NORWAY                           7.7                             66
      PAKISTAN                          27.5                           165
  PAPUA NEW GUINEA                      13.2                           110
        PERU                            71.5                           165
    PHILIPPINES                         16.5                            88
       POLAND                            88                            165
      PORTUGAL                           22                             99
       RUSSIA                            88                            165
     SINGAPORE                          13.2                            88
  SLOVAK REPUBLIC                        66                            110
    SOUTH AFRICA                         11                            82.5
    SOUTH KOREA                         16.5                            88
       SPAIN                            6.6                             66
     SRI LANKA                          27.5                           82.5
     SWAZILAND                           66                            220
       SWEDEN                           7.7                             66
    SWITZERLAND                         6.6                             66
       TAIWAN                           16.5                            99
      THAILAND                          13.2                           82.5
       TURKEY                            22                            82.5
   UNITED KINGDOM                       3.3                             33
      URUGUAY                            66                            110
     VENEZUELA                           55                            110
       ZAMBIA                            66                            220
      ZIMBABWE                           66                            220

* FEE IS EXPRESSED IN BASIS POINTS PER ANNUM AND IS CALCULATED BASED UPON MONTH END MARKET VALUE.

FOREIGN EXCHANGE:

THE ABOVE FEES ARE QUOTED WITH THE EXPECTATION THAT FOREIGN EXCHANGE TRANSACTIONS WILL BE EXECUTED THROUGH FIRST UNION'S GLOBAL CUSTODY (FOREIGN EXCHANGE DESK). WE WILL CHARGE USD10 FOR EACH THIRD PARTY FOREIGN EXCHANGE TRANSACTION.

CANCEL & CORRECT CHARGE WILL BE BASED ON COUNTRY TRANSACTION FEE.

                                  Page 2 of 2